THE KAUFMANN FUND, INC.
                              140 EAST 45TH STREET
                            NEW YORK, NEW YORK 10017

Dear Shareholder:


          The Board of Directors (the "Board") of The Kaufmann Fund, Inc. (the "Kaufmann Fund") is pleased to submit for your vote a proposal to reorganize the Kaufmann Fund into the Federated Kaufmann Fund, a newly organized series of Federated Equity Funds. The Federated Kaufmann Fund would be advised by Federated Investment Management Company, a subsidiary of Federated Investors, Inc. ("Federated Investors" and, together with its subsidiaries, "Federated"). HANS P. UTSCH AND LAWRENCE AURIANA, THE CURRENT PORTFOLIO MANAGERS OF THE KAUFMANN FUND, WILL CONTINUE AS CO-MANAGERS TO BE RESPONSIBLE FOR THE DAY-TO-DAY PORTFOLIO MANAGEMENT OF THE FEDERATED KAUFMANN FUND UNDER EMPLOYMENT CONTRACTS WITH FEDERATED INVESTORS. THE FEDERATED KAUFMANN FUND WOULD HAVE THE SAME INVESTMENT OBJECTIVE AND STRATEGIES AND SUBSTANTIALLY THE SAME INVESTMENT POLICIES AS THE KAUFMANN FUND.

          The Board of the Kaufmann Fund and the management of its investment manager, Edgemont Asset Management Corporation ("Edgemont"), believe this reorganization is in the best interests of Kaufmann Fund shareholders.

         As a result of the reorganization, you will receive shares of a mutual fund that is part of the Federated Investors family of funds. Federated
Investors was established in 1955 and is one of the largest mutual fund investment managers in the United States. It advises 185 mutual funds and separate accounts, which totaled approximately $130 billion in assets as of September 30, 2000, and maintains over 1.3 million shareholder accounts. The reorganization is being proposed in conjunction with the recent decision by Edgemont to sell its mutual fund advisory business to Federated Investors. If the proposal is approved, the Federated Kaufmann Fund would acquire substantially all of the assets of the Kaufmann Fund and assume certain liabilities of the Kaufmann Fund. In return, you would receive Class K Shares of the Federated Kaufmann Fund equal in number and value to the Kaufmann Fund shares you own at the time of the reorganization, and the Kaufmann Fund would be liquidated. In order to effect the reorganization, the Board submits for your approval an Agreement and Plan of Reorganization.

         The Board considered various factors in reviewing this proposal on behalf of Kaufmann Fund shareholders, including the following: First, the Board considered the fact that the new Federated Kaufmann Fund will have the same portfolio management team, investment objective and strategies, and substantially the same investment policies as the Kaufmann Fund. Second, because Federated Investors has a much larger mutual fund business, the Board believes the reorganization will likely provide you with the benefit of improved shareholder services. Third, you will not pay a sales charge or a redemption fee to acquire shares of the Federated Kaufmann Fund through the reorganization, nor will you have to pay any front-end sales charges in the future if you wish to add to your investment in the Federated Kaufmann Fund, or acquire Class A Shares of any other mutual fund advised by Federated Investors, assuming that you meet that fund's minimum investment requirements.* Fourth, the Board believes that access to a much larger family of mutual funds will provide you with a convenient way to make investments in other Federated mutual funds. Fifth, as a condition to the proposed transaction, the Federated Kaufmann Fund and the Kaufmann Fund will receive an opinion of counsel to the effect that neither the Federated Kaufmann Fund or the Kaufmann Fund nor the shareholders of the Kaufmann Fund will recognize any gain or loss as a direct result of the reorganization transaction for federal income tax purposes.

         Your vote on the transaction is critical to its success. The reorganization of the Kaufmann Fund will occur only if approved by two-thirds of all the votes entitled to be cast on the matter. Whether or not you plan to attend the meeting, please vote your shares by telephone, by the Internet or by mail. Following this letter is a Q&A summarizing the reorganization and information on how to vote your shares. Please read the entire prospectus/proxy statement carefully before you vote.

         THE BOARD BELIEVES THAT THE TRANSACTION IS IN THE BEST INTERESTS OF THE KAUFMANN FUND AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ITS APPROVAL.

         Thank you for your prompt attention and participation.

                                       Sincerely,


                                       /s/ Lawrence E. Auriana
                                       ----------------------------------------
                                       Lawrence E. Auriana
                                       Chairman of the Board and Secretary


                                       /s/ Hans P. Utsch
                                       ----------------------------------------
                                       Hans P. Utsch
                                       President and Treasurer

Dated:  January 9, 2001










* If you purchased shares of the Kaufmann Fund after February 1, 1985, the current 0.20% redemption fee will continue to apply to redemptions and exchanges into other funds advised by Federated Investors.

                     THE KAUFMANN FUND, INC./FEDERATED KAUFMANN FUND
                                    PROXY Q&A

THE FOLLOWING IS IMPORTANT INFORMATION TO HELP YOU UNDERSTAND THE PROPOSAL ON WHICH YOU ARE BEING ASKED TO VOTE. PLEASE READ THE ENTIRE PROSPECTUS/PROXY STATEMENT.

WHY IS THIS REORGANIZATION TAKING PLACE?

The reorganization described in this Prospectus/Proxy Statement is being proposed in conjunction with the sale by Edgemont Asset Management Corporation ("Edgemont"), investment adviser to The Kaufmann Fund, Inc. ("Kaufmann Fund"), of its mutual fund advisory business to Federated Investors, Inc. ("Federated Investors" or "Federated"). In determining to sell Edgemont's mutual fund advisory business, Hans P. Utsch and Lawrence Auriana, Edgemont's sole shareholders, considered Edgemont's ability to remain competitive in an environment where the amount of assets under management was becoming more and more important to running a successful mutual fund business. After such consideration, Messrs. Utsch and Auriana concluded that larger mutual fund companies would be in the best position to offer excellent products and services in the years ahead. Messrs. Utsch and Auriana found that Federated Investors, with $130 billion of assets under management across a broad product line, is in a good position to provide such high-quality services to Kaufmann Fund shareholders. The Board of Directors of the Kaufmann Fund reached the same conclusion after undertaking its own evaluation of Federated Investors.

UPON REORGANIZATION, WILL THE PORTFOLIO MANAGEMENT OF THE FEDERATED KAUFMANN FUND DIFFER FROM THAT OF THE KAUFMANN FUND?

Federated and Edgemont are making every effort to make the reorganization a seamless transaction for the shareholders. MESSRS. UTSCH AND AURIANA, THE CURRENT PORTFOLIO MANAGERS OF THE KAUFMANN FUND, WILL CONTINUE AS CO-MANAGERS TO BE RESPONSIBLE FOR THE DAY-TO-DAY PORTFOLIO MANAGEMENT OF THE FEDERATED KAUFMANN FUND PURSUANT TO EMPLOYMENT CONTRACTS WITH FEDERATED INVESTORS. As Federated employees, they will have access to a wealth of resources to help them manage the Federated Kaufmann Fund that were not previously available to them. In addition, it is expected that the current team of investment professionals at Edgemont will also continue to serve the Federated Kaufmann Fund as Federated employees. Federated Investment Management Company will serve as the Federated Kaufmann Fund's adviser and Federated Global Investment Management Corporation will serve as the Federated Kaufmann Fund's sub-adviser.

WHEN WILL THIS REORGANIZATION OCCUR?

The reorganization is scheduled to take place shortly after it is approved by Kaufmann Fund shareholders. At that time, you will receive new account information on your new ownership in the Federated Kaufmann Fund.

WHAT DO I HAVE TO DO TO BECOME A SHAREHOLDER IN THE FEDERATED KAUFMANN FUND?

Shareholders are being asked to approve this reorganization through voting at the Special Meeting of Shareholders, which is scheduled to occur at 2:00 p.m. on April 6, 2001. YOUR VOTE IS VERY IMPORTANT. You have the flexibility to cast your vote either by phone, Internet or mail.

At the time of the reorganization, shareholders' accounts will automatically be transferred to the Federated Kaufmann Fund and shareholders will receive Federated Kaufmann Fund Class K Shares equal in number and value to the Kaufmann Fund shares they owned on the day of the reorganization.

Shareholders who hold certificates for their Kaufmann Fund shares are urged to surrender those certificates BEFORE the reorganization occurs.

WHAT WILL HAPPEN TO MY KAUFMANN FUND ACCOUNT?

After the reorganization, shareholders will be assigned a new account with the Federated Kaufmann Fund and Kaufmann Fund accounts will be closed. This process will occur automatically, with no action required by you. Each shareholder's financial interest and number of shares will remain the same immediately before and after the reorganization.

WILL ALL OF MY CURRENT ACCOUNT OPTIONS SUCH AS SYSTEMATIC PURCHASES AND WITHDRAWAL PLANS TRANSFER OVER TO FEDERATED?

Account servicing features generally will transfer to new Federated accounts. Shortly after the reorganization, shareholders will receive information that further describes these options and Federated's diversified product line and world-class investment management services.

WHAT BENEFITS WILL I HAVE AS A FEDERATED SHAREHOLDER?

With over 45 years of investment management experience, Federated has made a significant commitment to the development of world-class investment management strategies and superior shareholder services. Federated has a diversified product line, strong performance history and competitive fund expenses. Shareholders of record at the time of the reorganization will be allowed to acquire Class A Shares of any other Federated mutual fund in the future without paying any front-end sales charge, assuming shareholders meet that new fund's minimum investment requirement. Shareholders who purchased their Kaufmann Fund shares after February 1, 1985 will be charged a 0.20% redemption fee on redemptions, as well as on any exchanges into another Federated mutual fund.

WILL I INCUR TAX LIABILITY AS A RESULT OF THIS REORGANIZATION?

The reorganization will be a TAX-FREE event. Shareholders will not recognize any taxable gains or losses pursuant to the proposed transaction. Furthermore, the cost basis and holding period of each fund investment will remain the same.

Of course, shareholders may recognize taxable gains or losses if they redeem or exchange their Kaufmann Fund shares before the reorganization or redeem or
exchange  their  Federated  Kaufmann  Fund  shares  after  the   reorganization.

Shareholders generally will be liable for any taxes that are associated with periodic distributions that occur prior to or after the reorganization, which distributions may include realized gains from sales of portfolio securities. Please note that retirement plans and accounts are generally exempt from such tax consequences, although distributions from tax qualified plans are not exempt from tax consequences.

WHERE CAN I GET MORE INFORMATION ABOUT THIS REORGANIZATION?

Visit the Kaufmann Fund's website at WWW.KAUFMANN.COM or call the Kaufmann Fund at 1-800-261-0555.

WHERE CAN I GET MORE INFORMATION ABOUT FEDERATED INVESTORS?

Visit Federated's website at WWW.FEDERATEDINVESTORS.COM or call Federated Investors at 1-800-341-7400. Additionally, we encourage you to contact your financial advisor.

HOW CAN I VOTE MY SHARES?

Internet voting is available at WWW.PROXYVOTE.COM. You may also vote your Shares by phone at 1-800-690-6903, or by completing and signing the enclosed proxy card(s) and returning in the enclosed postage-paid envelope.

                             THE KAUFMANN FUND, INC.
                              140 EAST 45TH STREET
                            NEW YORK, NEW YORK 10017

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

A Special Meeting of Shareholders of The Kaufmann Fund, Inc. (the "Kaufmann Fund") will be held on April 6, 2001, at 2:00 p.m. Eastern time at the offices of Pepper, Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103, for the following purposes:

1. TO APPROVE OR DISAPPROVE A PROPOSED AGREEMENT AND PLAN OF REORGANIZATION BETWEEN THE KAUFMANN FUND AND THE FEDERATED KAUFMANN FUND, A NEWLY ORGANIZED SERIES OF FEDERATED EQUITY FUNDS.

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Dated January 9, 2001                    By Order of the Board of Directors,


                                         /s/ Lawrence E. Auriana
                                         -----------------------------------
                                         Lawrence E. Auriana
                                         Chairman of the Board and Secretary

         Shareholders of record at the close of business on January 8, 2001 are entitled to vote at the meeting. Whether or not you plan to attend the meeting, please vote your shares over the Internet at WWW.PROXYVOTE.COM. You may also vote your shares by telephone at 1-800-690-6903, or by completing and signing the enclosed proxy card(s) and returning in the enclosed postage-paid envelope.

TO SECURE THE LARGEST POSSIBLE REPRESENTATION AND TO SAVE THE EXPENSE OF FURTHER MAILINGS, PLEASE MARK YOUR PROXY CARD, SIGN IT, AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE BY TELEPHONE OR THE INTERNET. YOU MAY REVOKE YOUR PROXY AT ANY TIME AT OR BEFORE THE MEETING OR VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             FEDERATED KAUFMANN FUND
                       (A SERIES OF FEDERATED EQUITY FUNDS)
                               5800 CORPORATE DRIVE
                            PITTSBURGH, PA 15237-7000
                                  1-800-341-7400

                            TO ACQUIRE THE ASSETS OF:

                             THE KAUFMANN FUND, INC.
                               140 EAST 45TH STREET
                             NEW YORK, NEW YORK 10017
                                  1-800-261-0555

                           PROSPECTUS/PROXY STATEMENT
                                 JANUARY 9, 2001

      This Prospectus/Proxy Statement describes the proposed Agreement and Plan of Reorganization (the "Plan") pursuant to which you would receive Class K Shares of Federated Kaufmann Fund, a mutual fund that will be advised by Federated Investment Management Company, in exchange for your shares of The Kaufmann Fund, Inc. (the "Kaufmann Fund"), which is advised by Edgemont Asset Management Corporation ("Edgemont"). HANS P. UTSCH AND LAWRENCE AURIANA, THE CURRENT PORTFOLIO MANAGERS OF THE KAUFMANN FUND, WILL CONTINUE AS CO-MANAGERS TO BE RESPONSIBLE FOR THE DAY-TO-DAY PORTFOLIO MANAGEMENT OF THE FEDERATED KAUFMANN FUND UNDER EMPLOYMENT AGREEMENTS WITH FEDERATED INVESTORS, INC. The Federated Kaufmann Fund and the Kaufmann Fund (each a "Fund") are both diversified, open-end management investment companies and have the same investment objective and strategies and substantially the same investment policies. If the Plan is approved, the Federated Kaufmann Fund would acquire substantially all of the assets, and assume certain liabilities of the Kaufmann Fund. Federated Kaufmann Fund shares would be distributed PRO RATA by the Kaufmann Fund to the holders of its shares and the Kaufmann Fund would subsequently be dissolved. As a result of the Plan, each Kaufmann Fund shareholder would become the owner of an equivalent number of Federated Kaufmann Fund shares having a total net asset value equal to the total net asset value of each shareholder's holdings in the Kaufmann Fund on the day of the proposed transaction.

--------------------------------------------------------------------------------
                   THE BOARD OF DIRECTORS OF THE KAUFMANN FUND
                  UNANIMOUSLY RECOMMENDS APPROVAL OF THE PLAN.
--------------------------------------------------------------------------------


         You should retain this Prospectus/Proxy Statement for future reference. It sets forth concisely the information about the Federated Kaufmann Fund that a prospective investor should know before investing. This Prospectus/Proxy Statement was first mailed to shareholders the week of January 8, 2001. A Statement of Additional Information, dated January 9, 2001, containing additional information about the proposed reorganization and the Federated Kaufmann Fund, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated herein by this reference. A copy of the Statement of Additional Information may be obtained upon request and without charge by writing or calling the Federated Kaufmann Fund at the address and telephone number shown above.

         The Prospectus and Statement of Additional Information for the Kaufmann Fund, each dated May 1, 2000, and the Annual Report to Shareholders, dated December 31, 1999, have been filed with the SEC and are incorporated herein by this reference. Copies of these documents may be obtained upon request and without charge from the Kaufmann Fund by calling 1-800-261-0555, or by writing to The Kaufmann Fund, Inc., 140 East 45th Street, New York, New York 10017.

THE SHARES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT ARE NOT DEPOSITS OR OBLIGATIONS OF ANY BANK, ARE NOT ENDORSED OR GUARANTEED BY ANY BANK, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THESE SHARES INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                            PAGE

SUMMARY......................................................................1

   About the Proposed Reorganization.........................................1

   Comparative Fee Table.....................................................1

   Comparison of Investment Objective, Policies, Strategies and
   Principal Risks of the Kaufmann Fund and the Federated Kaufmann Fund......3

   Comparison of Operations..................................................7

      INVESTMENT ADVISORY SERVICES...........................................7
      ADMINISTRATIVE AND SHAREHOLDER SERVICES................................8
      DISTRIBUTION SERVICES..................................................8
      PURCHASE, EXCHANGE AND REDEMPTION PROCEDURES...........................9
      DIVIDENDS AND OTHER DISTRIBUTIONS.....................................11

   Tax Consequences.........................................................11

INFORMATION ABOUT THE REORGANIZATION........................................12

   Agreement Between Edgemont and Federated Investors for Sale of
   Edgemont's Mutual Fund Advisory Business.................................12

   Considerations by the Board..............................................12

   Description of the Plan..................................................15

   Description of Federated Kaufmann Fund Shares............................16

   Federal Income Tax Consequences..........................................16

   Comparative Information On Shareholder Rights and Obligations............17

   Capitalization...........................................................19

ADDITIONAL INFORMATION ABOUT THE FEDERATED FUND AND THE KAUFMANN FUND.......19

   Federated Kaufmann Fund..................................................19

   Kaufmann Fund............................................................19

VOTING INFORMATION..........................................................20

   Outstanding Shares and Voting Requirements...............................20

   Other Matters............................................................22

   Board Recommendation.....................................................22

EXHIBIT A..................................................................A-1

EXHIBIT B..................................................................B-1

                                     SUMMARY

         This summary is qualified in its entirety by reference to the additional information contained elsewhere in this Prospectus/Proxy Statement, the Statement of Additional Information (relating to this Prospectus/Proxy Statement), dated January 9, 2001, the Prospectus and Statement of Additional
Information of the Kaufmann Fund, dated May 1, 2000, and the Plan, a form of which is attached to this Prospectus/Proxy Statement as EXHIBIT A.

ABOUT THE PROPOSED REORGANIZATION

         The Board of Directors of the Kaufmann Fund (the "Board") has voted to recommend approval of the Plan to shareholders of the Kaufmann Fund. Under the Plan, the Federated Kaufmann Fund would acquire substantially all of the assets of the Kaufmann Fund in exchange solely for (1) the Federated Kaufmann Fund's shares to be distributed PRO RATA by the Kaufmann Fund to its shareholders and
(2) the Federated Kaufmann Fund's assumption of certain liabilities of the Kaufmann Fund's liabilities (the "Reorganization"). As a result of the Reorganization, each shareholder of the Kaufmann Fund would become the owner of an equivalent number of Federated Kaufmann Fund Class K Shares having a total net asset value equal to the total net asset value of the shareholder's holdings in the Kaufmann Fund on the date of the Reorganization.

         As a condition to the Reorganization, each Fund will receive an opinion of counsel that the Reorganization will be considered a tax-free "reorganization" under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), so that neither the Federated Kaufmann Fund nor the Kaufmann Fund, nor the shareholders of the Kaufmann Fund, will recognize any gain or loss on the Reorganization for federal income tax purposes. Generally, the tax basis in the Federated Kaufmann Fund shares received by each Kaufmann Fund shareholder will be the same as the tax basis in his or her shares in the Kaufmann Fund, and each shareholder's holding period for those Federated Kaufmann Fund shares will include the holding period for his or her Kaufmann Fund shares. Following the Reorganization, the Kaufmann Fund will be dissolved.

COMPARATIVE FEE TABLE

         The Kaufmann Fund, like all mutual funds, incurs certain expenses in its operations, and as a shareholder of the Kaufmann Fund, you pay these expenses indirectly. The Federated Kaufmann Fund also will incur expenses in its operations. These expenses include management fees, as well as the costs of maintaining accounts, administration, providing shareholder services and distribution services, and other activities. The following table compares the expenses paid by the Kaufmann Fund with the expenses that you are expected to incur indirectly as a shareholder of the Federated Kaufmann Fund. The table also includes any shareholder fees that are paid directly from your investment. YOU WILL NOT BE CHARGED ANY SALES CHARGES FOR ACQUIRING SHARES OF THE FEDERATED KAUFMANN FUND IN EXCHANGE FOR SHARES OF THE KAUFMANN FUND THROUGH THE REORGANIZATION, NOR WILL YOU BE CHARGED A FRONT-END SALES LOAD IF YOU WISH TO ADD TO YOUR INVESTMENT IN THE FEDERATED KAUFMANN FUND, OR ACQUIRE CLASS A SHARES OF ANY OTHER MUTUAL FUND ADVISED OR DISTRIBUTED BY FEDERATED INVESTORS, INC. ("FEDERATED INVESTORS" AND, TOGETHER WITH ITS SUBSIDIARIES, "FEDERATED"), ASSUMING YOU MEET THAT FUND'S MINIMUM INVESTMENT REQUIREMENTS. For shareholders who purchased their Kaufmann Fund shares after February 1, 1985, the current 0.20% redemption fee will continue to apply to redemptions and exchanges into another Federated mutual fund of your Federated Kaufmann Fund shares.

This table shows the  estimated  fees and  expenses of Federated  Kaufmann  Fund
Class K Shares and the fees and expenses of the Kaufmann Fund for its fiscal year ended December 31, 1999.

                                                             FEDERATED  KAUFMANN
                                                             KAUFMANN   FUND
                                                             FUND
                                                             CLASS K
                                                             SHARES

SHAREHOLDER FEES

FEES PAID DIRECTLY FROM YOUR INVESTMENT......................None       None

REDEMPTION/EXCHANGE FEE

AS PERCENTAGE OF REDEMPTION PROCEEDS.........................0.20%3/    0.20%3/

ANNUAL FUND OPERATING EXPENSES (Before Reimbursements/Waivers)1/
EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS (AS A PERCENTAGE OF AVERAGE NET ASSETS)

Management Fee...............................................1.425%2/   1.50%
Distribution (12b-1) Fee.....................................0.500%4/   0.36%4/
Shareholder Services Fee.....................................0.250%     None
Other Expenses...............................................0.244%     0.24%
Total Annual Fund Operating Expenses.........................2.419%     2.10%
------------------------------------------------------------------------------

1/   Reimbursements/Waivers of Fund Expenses                  (0.469)%   (0.15)%
    Total Annual Fund Operating Expenses (after
    reimbursement/waivers)                                    1.95%      1.95%

    Federated has agreed to waive fees and/or reimburse expenses so that on an annual basis the total net expenses of Class K Shares of the Federated Kaufmann Fund do not exceed 1.95% for two years from its commencement of operations. Edgemont currently reimburses expenses voluntarily when certain annual operating expenses of the Kaufmann Fund exceed $650,000.

2/ Federated Investment Management Company ("FIMC") expects to voluntarily waive a portion of the management fee paid by the Federated Kaufmann Fund. FIMC can terminate this voluntary waiver at any time so long as it limits the total net expenses of Class K Shares as described above. The management fee paid by the Federated Kaufmann Fund (after voluntary waivers) is expected to be 1.275% for the fiscal year ending December 31, 2001.

3/ The Kaufmann Fund imposes a 0.20% fee on the redemption or exchange of any shares purchased after February 1, 1985. The Federated Kaufmann Fund will impose the same 0.20% fee on the redemption or exchange of any shares held by those shareholders who purchased their Kaufmann Fund shares after February 1, 1985, and upon the redemption or exchange of any Class K Shares purchased after the Reorganization.

4/ Both the Kaufmann Fund and the Federated Kaufmann Fund have 12b-1 plans. The maximum 12b-1 fees that could be paid by the Federated Kaufmann Fund and the Kaufmann Fund are 0.50% and 0.75%, respectively.

EXAMPLE

       The following Example is intended to help you compare the cost of investing in the Kaufmann Fund with the cost of investing in Class K Shares of the Federated Kaufmann Fund.

       The Example assumes that you invest $10,000 in each Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example assumes that your investment has a 5% return each year and that the Federated Kaufmann Fund and the Kaufmann Fund operating expenses are BEFORE REIMBURSEMENTS/WAIVERS as shown in the table above and remain the same over the time periods indicated.* Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                                    1 YEAR      3 YEARS     5 YEARS    10 YEARS
                                                    ------      -------     -------    --------

Federated Kaufmann Fund......................       $265        $774        $1,310     $2,775
Kaufmann Fund................................       $234        $680        $1,152     $2,458

      You would pay the following expenses if you did not redeem your shares or if you purchased shares of the Kaufmann Fund before February 1, 1985:

                                                    1 YEAR      3 YEARS     5 YEARS    10 YEARS
                                                    ---------   --------    --------   ----------

Federated Kaufmann Fund......................       $245        $754        $1,290     $2,755
Kaufmann Fund................................       $213        $658        $1,129     $2,431
--------------------------------------------
* The following Example shows your actual costs AFTER WAIVERS:

                                                    1 year      3 years     5 years    10 years
                                                    ---------   --------    --------   ----------

Federated Kaufmann Fund

WITH REDEMPTION FEE..........................       $218        $632        $1,072     $2,295
WITHOUT REDEMPTION FEE.......................       $198        $612        $1,052     $2,275

Kaufmann Fund

WITH REDEMPTION FEE..........................       $219        $634        $1,075     $2,301
WITHOUT REDEMPTION FEE.......................       $198        $612        $1,052     $2,274


COMPARISON OF INVESTMENT OBJECTIVE, POLICIES, STRATEGIES AND PRINCIPAL RISKS OF THE KAUFMANN FUND AND THE FEDERATED KAUFMANN FUND

INVESTMENT OBJECTIVE, POLICIES AND STRATEGIES

      The Federated Kaufmann Fund has not yet commenced investment operations and was established solely for the purpose of effecting the Reorganization and continuing the investment program of the Kaufmann Fund following the Reorganization. Thus, the investment objective and strategies of the Funds are the same, and their investment policies are substantially the same.

       Both funds have an investment objective of capital appreciation. They seek to achieve their investment objective by investing primarily in the stocks of small and medium-sized companies that are traded on national security exchanges, the Nasdaq Stock Market and on the over-the-counter market. Up to 25% of each Fund's net assets may be invested in foreign securities. When deciding which securities to buy, each Fund considers:

      o     the  growth   prospects   of  existing   products  and  new  product
            development;

      o     the economic outlook of the industry;

      o     the price of the security and its estimated fundamental value; and

      o     relevant market, economic and political environments.

       The portfolio co-managers use a "bottom up" approach to portfolio management. They emphasize individual stock selection rather than trying to time the highs and lows of the market or concentrating in certain industries or sectors. This hands-on approach means that in addition to sophisticated computer analysis, the co-managers conduct in-depth meetings with management, industry analysts and consultants. Through this interaction, the co-managers seek to develop a thorough knowledge of the dynamics of the businesses in which each Fund invests.

       The co-managers assess individual companies from the perspective of a long-term investor. They buy stocks of companies that they believe:

      o     are profitable and leaders in their industry;

      o     have  distinct  products  and  services  that  address   substantial
            markets;

      o can grow annual earnings by at least 20% for the next three to five years; and

      o     have superior proven management and solid balance sheets.

Typically, the Funds sell an individual security when the issuer of that security fails to meet expectations, there is a deterioration of underlying fundamentals or the intermediate and long-term prospects are poor.

Each Fund may loan up to 30% of its total assets in the form of its portfolio securities to unaffiliated broker-dealers, banks or other recognized institutional borrowers to generate additional income. Each Fund receives cash and/or U.S. Treasury obligations as collateral. The Federated Kaufmann Fund may invest up to 15% of its net assets in illiquid securities, while the Kaufmann Fund may invest up to 10% in such securities.

PRINCIPAL RISKS

      Because the Federated Kaufman Fund will have the same investment program as the Kaufmann Fund, the principal risks of the Federated Kaufmann Fund will be the same as those of the Kaufmann Fund. Neither Fund can eliminate risk or assure achievement of its objective, and you may lose money on your investment. The following discussion summarizes some of the more significant risk factors relating to each Fund.

   STOCK MARKET RISKS

      o The value of equity securities in the Fund's portfolio will rise and fall. These fluctuations could be a sustained trend or a drastic movement. The Fund's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, the Fund's share price may decline. The portfolio co-managers attempt to manage market risk by limiting the amount the Fund invests in each company's equity securities. However, diversification will not protect the Fund against widespread or prolonged declines in the stock market.

   RISKS RELATED TO INVESTING FOR GROWTH

      o Due to their relatively high valuations, growth stocks are typically more volatile than value stocks. For instance, the price of a growth stock may experience a larger decline on a forecast of lower earnings, a negative fundamental development, or an adverse market development. Further, growth stocks may not pay dividends or may pay lower dividends than value stocks. This means they depend more on price changes for returns and may be more adversely affected in a down market compared to value stocks that pay higher dividends.

   RISKS RELATED TO COMPANY SIZE

      o Generally, the smaller the market capitalization of a company, the fewer the number of shares traded daily, the less liquid its stock and the more volatile its price. Market capitalization is determined by multiplying the number of its outstanding shares by the current market price per share.

      o Companies with smaller market capitalizations also tend to have unproven track records, a limited product or service base and limited access to capital. These factors also increase risks and make these companies more likely to fail than companies with larger market capitalizations.

   SECTOR RISKS

      o Companies with similar characteristics may be grouped together in broad categories called sectors. Sector risk is the possibility that a certain sector may underperform other sectors or the market as a whole. As the portfolio co-managers allocate more of the Fund's portfolio holdings to a particular sector, the Fund's performance will be more susceptible to any economic, business or other developments which generally affect that sector.

   LIQUIDITY RISKS

      o Trading opportunities are more limited for equity securities that are not widely held. This may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Fund may have to accept a lower price to sell a security, sell other securities to raise cash or give up an investment opportunity, any of which could have a negative effect on a Fund's performance. Infrequent trading of securities may also lead to an increase in their price volatility.

      o Liquidity risk also refers to the possibility that the Fund may not be able to sell a security or close out a derivative contract when it wants to. If this happens, the Fund will be required to continue to hold the security or keep the position open, and the Fund could incur losses.

      o Over-the-counter (OTC) derivative contracts generally carry greater liquidity risk than exchange-traded contracts.

   RISKS RELATED TO FOREIGN INVESTING

      o Foreign securities pose additional risks because foreign economic or political conditions may be less favorable than those of the United States. Securities in foreign markets may also be subject to taxation policies that reduce returns for U.S. investors.

      o Foreign companies may not provide information (including financial statements) as frequently or completely as companies in the United States. Foreign companies may also receive less coverage than U.S. companies by market analysts and the financial press. In addition, foreign countries may lack uniform accounting, auditing and financial reporting standards or regulatory requirements comparable to those applicable to U.S. companies. These factors may prevent the Fund and its investment adviser from obtaining information concerning foreign companies that is as frequent, extensive and reliable as the information available concerning companies in the United States.

      o Foreign countries may have restrictions on foreign ownership of securities or may impose exchange controls, capital flow restrictions or repatriation restrictions which could adversely affect the liquidity of the Fund's investments.

   CURRENCY RISKS

      o Exchange rates for currencies fluctuate daily. Foreign securities are normally denominated and traded in foreign currencies. As a result, the value of the Fund's foreign investments and the value of the shares may be affected favorably or unfavorably by changes in currency exchange rates relative to the U.S. dollar.

      o The co-managers attempts to limit currency risk by limiting the amount the Fund invests in securities denominated in a particular currency. However, diversification will not protect the Fund against a general increase in the value of the U.S. dollar relative to other currencies.

   CREDIT RISKS

      o Credit risk includes the possibility that a party to a transaction involving the Fund will fail to meet its obligations. This could cause the Fund to lose the benefit of the transaction or prevent the Fund from selling or buying other securities to implement its investment strategy.

   LEVERAGE RISKS

      o Leverage risk is created when an investment exposes the Fund to a level of risk that exceeds the amount invested. Changes in the value of such an investment magnify the Fund's risk of loss and potential for gain.

   INTEREST RATE RISKS

      o Prices of fixed income securities rise and fall in response to changes in the interest rate paid by similar securities. Generally, when interest rates rise, prices of fixed income securities fall. However, market factors, such as the demand for particular fixed income securities, may cause the price of certain fixed income securities to fall while the prices of other securities rise or remain unchanged.

TEMPORARY DEFENSIVE INVESTMENTS

The Fund may temporarily depart from its principal investment strategies by investing its assets in cash and shorter-term debt securities and similar obligations. It may do this to minimize potential losses and maintain liquidity to meet shareholder redemptions during adverse market conditions. This may cause the Fund to give up greater investment returns to maintain the safety of principal, that is, the original amount invested by shareholders.

COMPARISON OF OPERATIONS

INVESTMENT ADVISORY SERVICES

         A Board of Trustees governs the Federated Kaufmann Fund. This Board selects and oversees the Advisers (as defined below), which will manage the Fund's assets, including buying and selling portfolio securities. Federated Investment Management Company, Inc., ("FIMC") a subsidiary of Federated Investors, will act as investment adviser to the Federated Kaufmann Fund, and Federated Global Investment Management Corporation (collectively, with FIMC, the "Advisers") will act as the Federated Kaufmann Fund's sub-adviser. The address of FIMC is Federated Investors Tower, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The address of Federated Global Investment Management Corporation is 175 Water Street, New York, New York 10038-9965. Pursuant to an investment advisory agreement, the Federated Kaufmann Fund will pay 1.425% of average net assets to FIMC for investment advisory services. Federated has agreed to waive fees and/or reimburse expenses so that on an annual basis the total net expenses of Class K Shares of the Federated Kaufmann Fund do not exceed 1.95% for two years from the commencement of the Federated Kaufmann Fund's operations.

         The Advisers advise approximately 185 mutual funds and separate accounts, which totaled approximately $130 billion in assets as of September 30, 2000. Federated Investors was established in 1955 and is one of the largest mutual fund investment managers in the United States with approximately 1,900 employees. More than 4,000 investment professionals make Federated Funds available to their customers.

         Edgemont, incorporated in New York in August 1984, with its principal office at 140 East 45th Street, 43rd Floor, New York, New York 10017, serves as the Kaufmann Fund's investment adviser. Pursuant to an investment advisory agreement, the Kaufmann Fund has agreed to pay 1.50% of average net assets to Edgemont for investment advisory services. Edgemont currently reimburses expenses voluntarily when certain annual operating expenses of the Kaufmann Fund exceed $650,000. Messrs. Utsch and Auriana, the portfolio co-managers of the Kaufmann Fund, are the sole shareholders and control persons of Edgemont.
Pursuant to employment contracts with Federated Investors, Messrs. Utsch and Auriana will continue to perform the services they currently do for the Kaufmann Fund and be responsible for the Federated Kaufmann Fund's day-to day investment operations as Co-Heads of Investment Area. Mr. Utsch is Chairman of the Board and Secretary of Edgemont, and Mr. Auriana is its President and Treasurer. Mr. Utsch has been engaged in the securities business since 1962, and Mr. Auriana since 1965. Messrs. Utsch and Auriana co-founded Edgemont in August 1984 and have managed the Kaufmann Fund since March 15, 1985.

ADMINISTRATIVE AND SHAREHOLDER SERVICES

         Federated Services Company, an affiliate of the Advisers, will provide certain administrative personnel and services necessary to operate the Federated Kaufmann Fund at an effective rate of 0.075% per annum of the average daily net assets of the Federated Kaufmann Fund. Federated Services Company also will provide certain accounting and recordkeeping services with respect to the Federated Kaufmann Fund's portfolio investments for a fee based on Fund assets plus out-of-pocket expenses.

         The Federated Kaufmann Fund will enter into a Shareholder Services Agreement under which the Fund may make payments of up to 0.25% of the average daily net asset value of its shares to obtain certain personal services for shareholders and the maintenance of shareholder accounts. The Shareholder Services Agreement will provide that Federated Shareholder Services Company ("FSSC"), an affiliate of the Advisers, either will perform shareholder services directly or will select financial institutions or other investment professionals to perform those services. Financial institutions may receive fees based upon services performed and shares owned by their clients or customers. The schedule of those fees and the basis upon which they will be paid will be determined from time to time by the Federated Kaufmann Fund and FSSC.

         Federated Services Company, through its registered transfer agent subsidiary, Federated Shareholder Services Company, will maintain all necessary shareholder records. The Federated Kaufmann Fund will pay the transfer agent a fee based on the size, type and number of accounts and transactions by shareholders.

         Boston Financial Data Services, Inc., 2 Heritage Drive, North Quincy, Massachusetts 02171, acts as shareholder servicing, dividend paying and transfer agent of the Kaufmann Fund. State Street Bank and Trust Company ("State Street") acts as the Kaufmann Fund's custodian and accounting agent, calculating the net asset value and providing other accounting services to the Fund. State Street also will serve as the Federated Kaufmann Fund's custodian.

DISTRIBUTION SERVICES

         Federated Securities Corp. ("Distributor"), an affiliate of the Advisers, will be the principal distributor for shares of the Federated Kaufmann Fund. AFTER THE REORGANIZATION IS COMPLETED, KAUFMANN FUND SHAREHOLDERS WILL BE ABLE TO ACQUIRE CLASS A SHARES OF ANY OTHER FEDERATED MUTUAL FUND WITHOUT PAYING A FRONT-END SALES CHARGE, ASSUMING THE SHAREHOLDER MEETS THAT FUND'S INVESTMENT MINIMUM REQUIREMENTS. For shareholders who purchased their Kaufmann Fund shares after February 1, 1985, the current 0.20% redemption fee will continue to apply to redemptions of Class K Shares and exchanges into another Federated mutual fund.

         The Federated Kaufmann Fund has adopted a 12b-1 plan permitting it to pay an annual fee in connection with the sale and distribution of its shares of up to 0.50% of the Fund's average daily net assets. Since this fee is paid on an ongoing basis, it may cost more than other types of sales charges over time. When the Distributor receives marketing fees and sales charges, it may pay some or all of them to investment professionals. The Distributor and its affiliates may pay out of their assets other, potentially significant, amounts (including items of material value) to investment professionals for marketing and servicing Class K Shares.

         The Federated Kaufmann Fund will offer four share classes: Class A, B, C and K, each representing interests in the same portfolio of securities. Each share class will have different sales charges and /or other expenses, which will affect their performance. Class K Shares will have no front-end or contingent deferred sales charges but are subject to a 0.20% redemption fee.

         Shares of the Kaufmann Fund are self-distributed, i.e., distributed directly by the Kaufmann Fund, and are sold at the net asset value next determined after payment is received. The Kaufman Fund, however, directly or indirectly may pay qualifying broker-dealers, financial institutions and other entities for providing distribution services to the Fund. The Kaufmann Fund has adopted a 12b-1 plan whereby the Fund or Edgemont may finance activities that are primarily intended to result in the sale of Fund shares, including advertising, printing and mailing of prospectuses and reports for prospective shareholders, printing and distribution of advertising material and sales literature and compensation of persons primarily engaged in the sale and marketing of the Kaufmann Fund's shares. According to the 12b-1 plan, the Kaufmann Fund may incur distribution expenses of up to 0.75% per annum of its average net assets.

PURCHASE, EXCHANGE AND REDEMPTION PROCEDURES

         Procedures for the purchase, exchange and redemption of the Federated Kaufmann Fund's Class K Shares will differ slightly from procedures applicable to the purchase, exchange and redemption of the Kaufmann Fund shares. Reference is made to the Prospectus of the Kaufmann Fund, which is incorporated herein by reference, for a complete description of the purchase and redemption procedures applicable to the Kaufmann Fund shares. See Exhibit B for information on the purchase, exchange and redemption procedures of the Federated Kaufmann Fund. Set forth below are the significant differences in the purchase, exchange and redemption procedures of the Federated Kaufmann Fund and the Kaufmann Fund.

         Purchases of shares of each Fund may be made through an investment professional or directly from the Fund. Purchases of Federated Kaufmann Fund shares may also be made through an exchange from another Federated fund. The following chart shows the minimum subsequent investment amounts for the Federated Kaufmann Fund and the Kaufmann Fund:

--------------------------------------------------------------------------------
                                                   SUBSEQUENT INVESTMENT MINIMUM
--------------------------------------------------------------------------------
                                                  FEDERATED
                                                KAUFMANN FUND      KAUFMANN FUND

                                                CLASS K SHARES

--------------------------------------------------------------------------------
REGULAR ACCOUNTS

     BY TELEPHONE                                    $25                 $1000
     BY MAIL                                         $100                $100
     BY AUTOMATIC / SYSTEMATIC INVESTMENT            $50                  $50
     BY PAYROLL DEDUCTION                         NO MINIMUM              $50

--------------------------------------------------------------------------------
IRAS

     BY MAIL                                         $25                  $25
     BY AUTOMATIC / SYSTEMATIC INVESTMENT            $50                  $50
     BY PAYROLL DEDUCTION                         NO MINIMUM              $50
--------------------------------------------------------------------------------

Accounts for both Funds held through investment professionals may be subject to higher or lower minimum investment requirements.

      The following charts compare the exchange features and the redemption features of the Kaufmann Fund and the Federated Kaufmann Fund.

EXCHANGE FEATURES

                          FEDERATED KAUFMANN        KAUFMANN FUND
                          FUND
                          (CLASS K SHARES)
                          ----------------------- -----------------------

Available Funds           Class A Shares of a          Reserve Fund
                          wide variety of
                          domestic equity funds
                          and
                          international/global
                          equity funds as well
                          as money market funds
                          and domestic and
                          international bond
                          funds.

Minimum Amount                Varies by fund              $1,000

Clearance of Transfer       Usually, same day         At least four
                                                      business days

Redemption Fee                    0.20%                   0.20%


Both Funds reserve the right to modify or terminate the exchange privilege at any time.

REDEMPTION FEATURES

                          FEDERATED KAUFMANN FUND
                         (CLASS K SHARES)                    KAUFMANN FUND
                        --------------------------------------------------------

By Telephone                          Yes                         Yes

By Mail                               Yes                         Yes

Through Investment                    Yes                         Yes
Professional

Signature Guarantee       Proceeds sent to address    Same as Federated Kaufmann
Required If:              other than address of       Fund
                          record

                          Payable to someone other    Same as Federated Kaufmann
                          than shareholder of record  Fund

                          Address of record changed   Same as Federated Kaufmann
                          within the last 30 days     Fund

                                 Not Required         Redemption exceeds $30,000

Redemption Fee                       0.20%                       0.20%

Accounts With Low         May be closed if account    May be closed if account
Balances                  falls below $500            falls below $500


DIVIDENDS AND OTHER DISTRIBUTIONS

          The Kaufmann Fund declares and pays, and the Federated Kaufmann Fund will declare and pay, distributions of net capital gain and net investment income annually. With respect to both Funds, unless a shareholder otherwise instructs, dividends and/or capital gain distributions will be reinvested automatically in additional shares at net asset value.

TAX CONSEQUENCES

         As a condition to the Reorganization, the Funds will receive an opinion of counsel that the Reorganization will be considered a tax-free "reorganization" under applicable provisions of the Code so that neither Fund nor the Kaufmann Fund shareholders would recognize any gain or loss on the Reorganization. Generally, the tax basis in the Federated Kaufmann Fund's shares received by each Kaufmann Fund shareholder will be the same as the tax basis in his or her shares in the Kaufmann Fund, and each shareholder's holding period for those Federated Kaufmann Fund shares will include the holding period for his or her Kaufmann Fund shares.

         Of course, shareholders may recognize taxable gains or losses if they redeem or exchange their Kaufmann Fund shares before the Reorganization or redeem or exchange their Federated Kaufmann Fund shares after the Reorganization. Shareholders generally will be liable for any taxes that are associated with periodic distributions that occur prior to or after the

Reorganization, which distributions may include realized gains from sales of portfolio securities. Please note that retirement plans and accounts are generally exempt from such tax consequences, although distributions from tax qualified plans are not exempt from tax consequences.

                      INFORMATION ABOUT THE REORGANIZATION

AGREEMENT BETWEEN EDGEMONT AND FEDERATED INVESTORS FOR SALE OF EDGEMONT'S MUTUAL FUND ADVISORY BUSINESS

         On October 20, 2000, Edgemont and Messrs. Utsch and Auriana, as the sole shareholders of Edgemont, entered into an agreement with Federated Investors, whereby Federated agreed to acquire Edgemont's mutual fund advisory business. In addition, Messrs. Utsch and Auriana, the Kaufmann Fund's portfolio co-managers, have entered into employment agreements with Federated Investors to manage the Federated Kaufmann Fund. Under the terms of the acquisition agreement, Federated Investors would pay approximately $200 million, the specific amount to be determined based upon the average daily assets of the Kaufmann Fund for a thirty-day period prior to the closing of the Reorganization. In addition, Federated Investors additionally may pay up to a maximum of $220 million over a period of up to six years following the closing based upon the growth in Federated revenues over that time period. Consummation of the agreement between Federated Investors and Edgemont (which is subject to amendment to reflect an acquisition of either the stock or substantially all the assets of Edgemont) is conditioned upon, among other things, shareholders of the Kaufmann Fund approving the Reorganization, and at the time of signing of the agreement was conditioned upon the Board of the Kaufmann Fund approving the Reorganization.

         In determining to sell its mutual fund advisory business, Edgemont considered its ability to remain competitive in an environment where the amount of assets under management was becoming more and more important to running a successful mutual fund business. After such consideration, Edgemont concluded that larger mutual fund companies will be in the best position to offer excellent products and services to fund shareholders in the years ahead. Edgemont found that Federated Investors, with $130 billion of assets under management across a broad product line, is in a good position to provide such high-quality services to Kaufmann Fund shareholders. The Kaufmann Fund Board subsequently reached the same conclusion after undertaking its own evaluation of Federated Investors, as discussed below. The Reorganization described in this Prospectus/Proxy Statement is being proposed in conjunction with the sale by Edgemont of its mutual fund advisory business to Federated Investors.

CONSIDERATIONS BY THE BOARD

         The directors of the Kaufmann Fund who are not "interested persons," as that term is defined in the 1940 Act (the "Independent Directors"), first formally discussed Federated Investor's interest in reorganizing the Kaufmann Fund into a Federated mutual fund at a regular meeting of the Board of Directors held on October 10, 2000. At the meeting, Messrs. Auriana and Utsch advised the other members of the Board that Federated Investors (together with its subsidiaries) had expressed an interest in acquiring the mutual fund advisory business of Edgemont and the Reorganization of the Kaufmann Fund into a Federated mutual fund. They said that they had been engaged in discussions and negotiations to that end with representatives of Federated. At the meeting, they presented preliminary information to the Board concerning Federated Investors and the Federated Kaufmann Fund. The Board expressed no objection to Messrs. Auriana and Utsch engaging in further discussions and negotiations with Federated concerning Edgemont and the Reorganization of the Kaufmann Fund.

         In connection with these further discussions and negotiations, on October 30, 2000, certain representatives of Federated met with members of the Board and made a presentation concerning Federated and the advantages that the Reorganization would have for Kaufmann Fund investors. At the meeting, these representatives presented information concerning Federated's history, position in the industry, financial soundness, investment management personnel and processes, its shareholder servicing capabilities as well as its familiarity and experience in executing transactions similar to the proposed Reorganization of the Kaufmann Fund. They also stated that the Kaufmann Fund shareholders would continue to be able to purchase shares of the Federated Kaufmann Fund without paying a sales charge. Of particular interest to the Board were the strong marketing capabilities that Federated would be able to provide to the Federated Kaufmann Fund. The representatives reviewed Federated's marketing capabilities and its initial plans for marketing the shares of the Federated Kaufmann Fund.

         The Independent Directors also met with special counsel to Edgemont and a financial consultant to Messrs. Auriana and Utsch in connection with the Edgemont transaction, who described the rudiments of the transaction and answered questions. The Independent Directors then met separately to consider the presentation that had been made by the representatives of Federated. The members were presented with substantial "due diligence" materials and information which had been received by counsel in response to a written request to Federated and which had been promptly forwarded. These "due diligence" materials related to, among other things, the proposed adviser and subadviser to the Federated Kaufmann Fund, the proposed structure and expenses for the Federated Kaufmann Fund, the continuation of the investment objective, strategies and substantially the same policies of the Kaufmann Fund and the service and expense structure of other funds in the Federated fund complex with particular regard to their share distribution methods and their compliance histories. The Independent Directors inquired specifically about the investment advisory fee that the Federated Kaufmann Fund would be charged. It was noted that the investment management fee currently being paid by Kaufmann -- 1.5% per annum -- includes the provision of administrative services and operating personnel by Edgemont. Federated representatives had acknowledged this and explained that they had designed the Federated Kaufmann Fund's fees so that there would be no increase in the Fund's total costs for investment advisory and fund administration services. Thus, the investment advisory fee for Federated Kaufmann Fund would be 1.425% per annum with an additional 0.075% per annum fee payable to Federated Services Company, an affiliate, for administrative services, as described above under "Administrative and Shareholder Services" for a total of 1.5% per annum.

         PLEASE NOTE THAT A VOTE IN FAVOR OF THE PLAN WILL, IN EFFECT, REFLECT YOUR ACKNOWLEDGEMENT OF THE INVESTMENT ADVISORY ARRANGEMENT FOR THE FEDERATED KAUFMANN FUND.

         In connection with their consideration of the Reorganization, the Independent Directors were advised by their outside legal counsel and the Board as a whole was advised by Kaufmann Fund's outside counsel.

         After consideration of the "due diligence" materials that were provided and certain subsequently requested and obtained materials, including a report of the examination of the operation of Federated Shareholder Services Company, the proposed transfer agent, the Board met again on November 20, 2000 to consider approval of the Reorganization. After a thorough discussion and review of the materials and the terms of the Plan with its counsel, the Board, including all the Independent Directors, unanimously approved the Plan and recommended its approval by the Kaufmann Fund shareholders. In approving the Plan, the Board determined that, in its best judgment, it would be in the best interests of the Kaufmann Fund shareholders and that those interests would not be diluted as a result of the Reorganization. In connection with the approval, the Board considered, among other things, the following factors:

      o Messrs. Auriana and Utsch, the Kaufmann Fund's portfolio co-managers, have entered into employment contracts with Federated Investors and would continue to manage the portfolio of Federated Kaufmann Fund after the Reorganization. Additionally, they would have access to the extensive investment advisory resources and personnel of Federated's subsidiaries.

      o The Reorganization will result in Kaufmann Fund shareholders becoming part of the Federated fund family, Federated being one of the largest investment managers in the United States. It advises 185 mutual funds and separate accounts which total approximately $130 billion in assets. It is anticipated that the Kaufmann Fund's association with Federated will help further the Fund's competitive position in the mutual fund industry.

      o The Reorganization will enable current Kaufmann Fund shareholders to continue their investment program with the Federated Kaufmann Fund, which will have the same investment objective and strategies and substantially the same investment policies as the Kaufmann Fund.

      o Kaufmann Fund shareholders will not have to pay a sales charge or redemption fee upon the Reorganization. Moreover, Kaufmann Fund shareholders as of the date of the Reorganization will not have to pay a sales charge upon any future purchases of Federated Kaufmann Fund shares or upon the purchase of Class A (front-end load) shares of any other Federated mutual fund. This will have the added advantage of enabling these shareholders to invest within the Federated fund complex without paying a front-end sales charge.

      o The extensive and experienced marketing and distribution services that will be available to the Federated Kaufmann Fund as a member of the Federated complex of funds, whereas the Kaufmann Fund serves as its own share distributor.

      o Each Fund would receive an opinion of counsel that the Reorganization will be considered a tax-free "reorganization" under applicable provisions of the Internal Revenue Code so that neither the Federated Kaufmann Fund nor the Kaufmann Fund or its shareholders would recognize any gain or loss on the Reorganization for federal income tax purposes.

      o Neither the Kaufmann Fund nor its shareholders will incur any expenses related to the Reorganization.

      o Because the Reorganization will be effected on the basis that the net asset value of the Federated Kaufmann Fund following the Reorganization will be the same as the net asset value of the Kaufmann Fund immediately prior to the Reorganization, shareholders of the Kaufmann Fund will not experience any dilution in the value of their investments as a result of the Reorganization.

      o There will be no increase in total annual operating expenses for two years after the Reorganization as the result of expense waivers and reimbursements made by Federated.

      o The size of the Federated organization has enabled it to make substantial investments in personnel and technology to provide the required operational services to the Federated Kaufmann Fund and its shareholders.

         The Board did not assign relative weights to the foregoing factors or deem any one or group of them to be controlling in and of themselves.

         The Board of Trustees of Federated Equity Funds (including a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act) approved the Plan on October 19, 2000.

DESCRIPTION OF THE PLAN

         The Plan provides that the Kaufmann Fund will transfer substantially all its assets to the Federated Kaufmann Fund in exchange for Federated Kaufmann Fund Class K Shares to be distributed PRO RATA by the Kaufmann Fund to its shareholders on or about April 6, 2001 (the "Closing Date") (assuming shareholder approval is obtained at the April 6 Special Meeting) and the Federated Kaufmann Fund's assumption of certain Kaufmann Fund liabilities. The Kaufmann Fund will be dissolved following the Reorganization.

         Consummation of the Reorganization is subject to the conditions set forth in the Plan, including receipt by each Fund of an opinion in form and substance reasonably satisfactory to the Funds, as described under the caption "Federal Income Tax Consequences" below. The Plan may be terminated and the Reorganization may be abandoned at any time before or after approval by the Kaufmann Fund shareholders prior to the Closing Date by either party if it believes that consummation of the Reorganization would not be in the best interests of its shareholders.

         Pursuant to a separate agreement, Federated Investors and Edgemont are responsible for the payment of the Funds' expenses related to consummating the Reorganization. Such expenses include accountants' fees, legal fees, registration fees, the fees of banks and transfer agents and the costs of preparing, printing, copying and mailing proxy solicitation materials to the Kaufmann Fund shareholders and the costs of holding the Special Meeting (as hereinafter defined). Even if the Reorganization is not consummated, Federated and Edgemont will split the proxy-related expenses.

         The foregoing description of the Plan is qualified in its entirety by its terms and provisions. The form of the Plan is attached hereto as EXHIBIT A and incorporated herein by this reference.

DESCRIPTION OF FEDERATED KAUFMANN FUND SHARES

         Full and fractional Class K Shares (rounded to the third decimal place) of the Federated Kaufmann Fund will be issued without the imposition of a sales charge or other fee to the Kaufmann Fund shareholders in accordance with the procedures described above. Shares of the Federated Kaufmann Fund to be issued to Kaufmann Fund shareholders under the Plan will be fully paid and non-assessable by Federated Equity Funds when issued transferable without restriction and have no preemptive or conversion rights.

FEDERAL INCOME TAX CONSEQUENCES

         As a condition to the Reorganization, each Fund will receive an opinion of counsel substantially to the effect that, on the basis of the existing provisions of the Code and tax regulations, current administrative rules and court decisions, for federal income tax purposes: (1) the Reorganization will qualify as a "reorganization" under section 368(a)(1)(F) of the Code, and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code; (2) the Kaufmann Fund will recognize no gain or loss on the transfer of its assets to the Federated Kaufmann Fund in exchange solely for Federated Kaufmann Fund Class K Shares and the Federated Kaufmann Fund's assumption of certain Kaufmann Fund liabilities or on the subsequent distribution of those shares to the Kaufmann Fund shareholders in constructive exchange for their Kaufmann Fund shares; (3) the Federated Kaufmann Fund will recognize no gain or loss on its receipt of those assets in exchange solely for its shares and its assumption of those liabilities; (4) the Federated Kaufmann Fund's basis in those assets will be the same as the Kaufmann Fund's basis therein immediately before the Reorganization, and the Federated Kaufmann Fund's holding period for those assets will include the Kaufmann Fund's holding period therefor; (5) a Kaufmann Fund shareholder will recognize no gain or loss on the constructive exchange of the shareholder's Kaufmann Fund shares solely for Federated Kaufmann Fund shares pursuant to the Reorganization;+ (6) a Kaufmann Fund shareholder's aggregate basis in the Federated Kaufmann Fund shares the

----------
+ Of course, shareholders may recognize taxable gains or losses if they redeem or exchange their Kaufmann Fund shares before the Reorganization or redeem or exchange their Federated Kaufmann Fund shares after the Reorganization. Shareholders generally will be liable for any taxes that are associated with periodic distributions that occur prior to or after the Reorganization, which distributions may include realized gains from sales of portfolio securities. Please note that retirement plans and accounts are generally exempt from such tax consequences, although distributions from tax qualified plans are not exempt from tax consequences.

shareholder receives in the Reorganization will be the same as the aggregate basis in the shareholder's Kaufmann Fund shares to be constructively surrendered in exchange for those Federated Kaufmann Fund shares, and the shareholder's holding period for those Federated Kaufmann Fund shares will include the shareholder's holding period for those Kaufmann Fund shares, provided the shareholder holds them as capital assets at the time of the Reorganization; and
(7) for purposes of section 381 of the Code, the Federated Kaufmann Fund will be treated as if there had been no Reorganization.

         The foregoing opinion may state that no opinion is expressed as to the effect of a Reorganization on either Fund or any Kaufmann Fund shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes on the termination or transfer thereof under a mark-to market system of accounting.

          You should recognize that an opinion of counsel is not binding on the Internal Revenue Service ("IRS") or any court. Neither Fund expects to seek a ruling from the IRS regarding the tax consequences of the Reorganization. Accordingly, if the IRS sought to challenge the tax treatment of the
Reorganization and was successful, neither of which is anticipated, the Reorganization would be treated as a taxable sale of assets of the Kaufmann Fund, followed by the taxable liquidation thereof.

COMPARATIVE INFORMATION ON SHAREHOLDER RIGHTS AND OBLIGATIONS

      The chart below describes some of the differences between your rights under state law and each Fund's organizational documents as a shareholder of the Kaufmann Fund and your rights as a shareholder of the Federated Kaufmann Fund. The Kaufmann Fund is organized as Maryland corporation, and the Federated Kaufmann Fund is a series of Federated Equity Funds, a Massachusetts business trust.

------------------------------- ---------------------------------- -------------------------------------
                                            KAUFMANN                            FEDERATED
           CATEGORY                           FUND                                 FUND
------------------------------- ---------------------------------- -------------------------------------
1.      Preemptive Rights       None                               None
------------------------------- ---------------------------------- -------------------------------------
2.      Preferences             None                               None
------------------------------- ---------------------------------- -------------------------------------
3.      Appraisal Rights        None                               None
------------------------------- ---------------------------------- -------------------------------------
4.      Conversion Rights       None                               None
------------------------------- ---------------------------------- -------------------------------------
5.      Exchange Rights (not    None                               None
        including  right to
        exchange among Funds)
------------------------------- ---------------------------------- -------------------------------------
6.      Shareholder Rights      No   right   to   call   for  any  No right to call for any partition
                                partition    or    division    of  or division of property, profits,
                                property,   profits,   rights  or  rights or interest of Federated
                                interests of the Fund              Equity Funds
------------------------------- ---------------------------------- -------------------------------------
7.      Annual meetings         No annual meetings required        Same as the Kaufmann Fund
------------------------------- ---------------------------------- -------------------------------------
8.      Right to call meeting   Shall  be  called  upon   written  Shall be called upon request of
        of shareholders         request of  shareholders  holding  shareholders owning at least 10% of
                                at   least   25%  of  the   votes  the votes entitled to be cast at
                                entitled   to  be   cast  at  the  the meeting
                                meeting
------------------------------- ---------------------------------- -------------------------------------
9.      Notice  of  meetings    Mailed  to  each  shareholder      Mailed  to each shareholder entitled
                                entitled to vote not less than     to vote at least seven days before
                                10 days,  nor more than 90 days    the meeting before
                                the meeting
------------------------------- ---------------------------------- -------------------------------------
10.     Record date for         Directors may close the share      Trustees may close the share
        meetings                transfer book for a period not     transfer book for a period not
                                exceeding 90 days and not less     exceeding 60 days prior to the date
                                than 10 days prior to the date     of any meeting of the shareholders
                                of any meeting of the
                                shareholders
------------------------------- ---------------------------------- -------------------------------------
11.     Election of Directors   A plurality of the votes cast at   Same as the Kaufmann Fund
        or Trustees             the meeting
------------------------------- ---------------------------------- -------------------------------------
12.     Adjournment of          Majority of shares represented     Same as the Kaufmann Fund
        meetings                at meeting or by proxy entitled
                                to vote may vote to adjourn
------------------------------- ---------------------------------- -------------------------------------
13.     Removal of Directors    May be removed from office by a    May be removed by a vote of at
        or Trustees by          vote of a majority of the Fund's   least two-thirds of the outstanding
        Shareholders            outstanding shares                 shares of Federated Equity Funds
------------------------------- ---------------------------------- -------------------------------------
14.     Personal Liability of   None                               Under Massachusetts law, there is a
        Shareholders                                               possibility that a shareholder may
                                                                   be  personally  liable;  however,
                                                                   the Trust's  Declaration of Trust
                                                                   requires  the  Trust  to use  its
                                                                   property to protect or compensate
                                                                   the  shareholder if a shareholder
                                                                   is held personally liable for the
                                                                   Trust's obligations
------------------------------- ---------------------------------- -------------------------------------
15.     Par Value               Each  share  has a par  value  of  No par value
                                $.01
------------------------------- ---------------------------------- -------------------------------------

CAPITALIZATION

         The following table sets forth the unaudited capitalization of the Kaufmann Fund and of the Federated Kaufmann Fund as of December 29, 2000:

                             FEDERATED      KAUFMANN FUND
                              KAUFMANN
                                FUND
                            -------------  ----------------

       Net Assets........       N/A        $3,374,970,239.27

       Net Asset Value                                 $4.43
       Per Share.........       N/A
       Shares Outstanding                        761,960,248



                     ADDITIONAL INFORMATION ABOUT THE FEDERATED FUND
                              AND THE KAUFMANN FUND

FEDERATED KAUFMANN FUND

      Information about the Federated Kaufmann Fund is contained in this Prospectus/Proxy Statement and in the Statement of Additional Information dated January 9, 2001 (relating to this Prospectus/Proxy Statement), which is incorporated herein by this reference. A copy of the Statement of Additional Information may be obtained without charge by writing the Federated Kaufmann Fund at 5800 Corporate Drive, Pittsburgh, PA 15237-7000 or by calling 1-800-341-7400.

KAUFMANN FUND

      Information about the Kaufmann Fund is contained in its current Prospectus, Annual Report to Shareholders, and Statement of Additional Information, dated May 1, 2000 and in the Statement of Additional Information (relating to this Prospectus/Proxy Statement), each of which is incorporated herein by this reference. Copies of the Kaufmann Fund's current Prospectus, Annual Report and Statement of Additional Information, which have been filed with the SEC, may be obtained upon request and without charge from the Kaufmann Fund by calling 1-800-261-0555, or by writing to The Kaufmann Fund, Inc., 140 East 45th Street, New York, New York 10017. The Kaufmann Fund is subject to the informational requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, and the 1940 Act and in accordance therewith files reports and other information with the SEC. Reports, proxy and information statements, charter documents and other information filed by the Kaufmann Fund can be obtained by calling or writing the Kaufmann Fund and can also be inspected at the public reference facilities maintained by the SEC or obtained at prescribed rates at the addresses listed in the previous section or from the SEC's Internet site at http://www.sec.gov.

                               VOTING INFORMATION

          This Prospectus/Proxy Statement is furnished in connection with the solicitation by the Board of proxies for use at the Special Meeting of Shareholders to be held on April 6, 2001 at 2:00 p.m., Eastern Time, at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, PA 19103, and at any adjournments thereof (the "Special Meeting"). The proxy confers discretionary authority on the persons designated therein to vote on other business not currently contemplated which may properly come before the Special Meeting. A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the specifications thereon; if no instructions are given, such proxy will be voted in favor of the Plan. A shareholder may revoke a proxy at any time prior to use by filing with the Secretary of the Kaufmann Fund an instrument revoking the proxy, by submitting a proxy bearing a later date or by attending and voting at the Special Meeting.

         The cost of the solicitation, including the printing and mailing of proxy materials, will be borne by Federated Investors and Edgemont pursuant to a separate agreement. In addition to solicitations through the mails, proxies may be solicited by officers, employees and agents of Edgemont. Such solicitations may be by telephone, telegraph or personal contact. Federated Investors and Edgemont will share the cost of reimbursing custodians, nominees and fiduciaries for the reasonable costs incurred by them in connection with forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

         INTERNET VOTING IS AVAILABLE AT WWW.PROXYVOTE.COM. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE AT 1-800-690-6903, OR BY COMPLETING AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. It is expected that Shareholder Communications Corp. ("SCC") will be hired to assist in the proxy solicitation. For soliciting services, estimated proxy expenses total $467,000, and such expenses will be borne by Edgemont and Federated Investors, not by the Kaufmann Fund. If votes are recorded by telephone, SCC will use procedures designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that a shareholder's instructions have been properly recorded.

OUTSTANDING SHARES AND VOTING REQUIREMENTS

         The Board of Directors of the Kaufmann Fund has fixed the close of business on January 8, 2001 as the record date for the determination of shareholders of the Kaufmann Fund entitled to notice of and to vote at the Special Meeting and any adjournments thereof. Each share of the Kaufmann Fund is entitled to one vote and fractional shares have proportionate voting rights. Only shareholders of record as of the record date are entitled to vote on the proposal. As of the record date, the Kaufmann Fund had 759,725,317 shares issued and outstanding.

         On the record date, the Directors and officers of the Kaufmann Fund owned in the aggregate less than 1% of the outstanding shares of the fund. To the best knowledge of the Kaufmann Fund, as of the record date, no person, except as set forth in the table below, owned beneficially or of record 5% or more of the outstanding shares of the Kaufmann Fund.++

                                                        PERCENT OF
                                        SHARES OWNED    OUTSTANDING
         NAME AND ADDRESS               OF RECORD       SHARES
         ---------------------------------------------------------------

         Charles Schwab & Co. Inc.
         101 Montgomery Street
         San Francisco, CA 94140-4122   112, 952,813    14.87%


         National Financial Services
         200 Liberty Street
         New York, NY  10281-550        51,250,877      6.75%


         Approval of the Plan with respect to the Kaufmann Fund requires the affirmative vote, in person or by proxy, of two-thirds of all the votes entitled to be cast on the matter. In the event that shareholders of the Kaufmann Fund do not approve the Plan, the Reorganization will not occur and the Board will consider other options including assignment of the advisory contract.

         In order for the shareholder meeting to go forward there must be a quorum. This means that at least a majority of the Kaufmann Fund's shares entitled to be cast at the meeting must be represented at the meeting - either in person or by proxy. All returned proxies count toward a quorum, regardless of how they are voted. Abstentions and broker non-votes will be counted as shares present at the meeting in determining whether a proposal has been approved, and will have the same effect as a vote "against" the proposal. (Broker non-votes are shares for which (a) the underlying owner has not voted and (b) the broker holding the shares does not have discretionary authority to vote on the particular matter.)

         In the event that at the time the meeting is called to order a quorum is not present, the holders of a majority of the shares present in person or represented by proxy shall have power to adjourn the meeting. If a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting, the following factors may be considered: the nature of the proposal; the percentage of votes actually cast; the percentage of negative votes actually cast; the nature of any further solicitation; and the information to be provided to shareholders with respect to the reasons for the solicitation. Any

-------------
++ As of the record date, the Federated Kaufmann Fund has not commenced operations and has no shareholders.

adjournment will require a vote in favor of the adjournment by the holders of a majority of the shares present in person or by proxy at the meeting (or any adjournment of the meeting).

OTHER MATTERS

         Management of the Kaufmann Fund knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting.
However, if any other business shall properly come before the Special Meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

BOARD RECOMMENDATION

         After carefully considering the issues involved, the Board has unanimously concluded that the proposed Reorganization is in the best interests of the Kaufmann Fund shareholders. The Board recommends that you vote to approve the Plan. Whether or not shareholders expect to attend the Special Meeting, all shareholders are urged to sign, fill in and return the enclosed proxy form promptly.

                                    EXHIBIT A

                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of ______ __, 2001, between The Kaufmann Fund, Inc., a Maryland corporation ("Old Fund"), and Federated Equity Funds, a Massachusetts business trust ("Trust"), on behalf of Federated Kaufmann Fund, a segregated portfolio of assets ("series") thereof ("New Fund"). (Old Fund and New Fund are sometimes referred to herein individually as a "Fund" and collectively as the "Funds"; and Old Fund and Trust are sometimes referred to herein individually as an "Investment Company" and collectively as the "Investment Companies"). All agreements, representations, actions, and obligations described herein made or to be taken or undertaken by New Fund are made and shall be taken or undertaken by Trust on its behalf.

      Old Fund intends to change its identity, form, and place of organization -- by converting to a series of Trust -- through a reorganization within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended ("Code"). Old Fund desires to accomplish such conversion by transferring substantially all of its assets to New Fund (which is being established solely for the purpose of acquiring such assets and continuing Old Fund's business) in exchange solely for voting shares of beneficial interest in New Fund and New Fund's assumption of certain of Old Fund's liabilities, followed by the distribution of those shares PRO RATA to the holders of shares of common stock of Old Fund ("Old Fund Shares"), all on the terms and conditions set forth in this Agreement (which is intended to be, and is adopted as, a "plan of reorganization" within the meaning of the regulations under section 368 of the Code ("Regulations")). All such transactions are referred to herein as the "Reorganization."

      Old Fund has a single class of shares. New Fund's shares of beneficial interest will be divided into multiple classes of shares, including Class K shares. Only New Fund's Class K shares ("New Fund Shares") are involved in the Reorganization.

      In consideration of the mutual promises herein contained, the parties agree as follows:

1.    PLAN OF REORGANIZATION

      1.1. Old Fund agrees to assign, sell, convey, transfer, and deliver its assets described in paragraph 1.2 ("Assets") to New Fund. New Fund agrees in exchange therefor --

            (a) to issue and deliver to Old Fund the number of full and fractional (rounded to the third decimal place) New Fund Shares equal to the number of full and fractional Old Fund Shares then outstanding, and

            (b) to assume Old Fund's liabilities described in the first sentence of paragraph 1.3 ("Liabilities").

Such transactions shall take place at the Closing (as defined in paragraph 2.1).

      1.2. The Assets shall include all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Old Fund's books, and other property owned by Old Fund (other than its leasehold interest under a lease dated January 1, 1996, as amended, between it and Manhattan Pacific Management Company, Inc. ("Lease") and assets excepted pursuant to paragraph 3.3.4) at the Effective Time (as defined in paragraph 2.1).

      1.3. Subject to the remainder of this paragraph 1.3, the Liabilities shall include only Old Fund's liabilities, debts, obligations, and duties with respect to (a) portfolio transactions (made in accordance with applicable investment limits) that have not yet settled in the ordinary course of business, and investment contracts, including options, futures, and forward contracts (made in accordance with such limits), that are open, as of the Effective Time, (b) requests for redemptions of Old Fund Shares pursuant to section 22(e) of the Investment Company Act of 1940, as amended ("1940 Act"), that have been received in good order by Old Fund but not yet fulfilled as of the Effective Time, and
(c) current liabilities incurred in the ordinary course of Old Fund's business as an investment company (excluding extraordinary items). The Liabilities shall not include any other of Old Fund's liabilities, debts, obligations, or duties of whatever kind or nature. Old Fund agrees (x) to use its commercially reasonable best efforts to identify all of its liabilities, debts, obligations, and duties before the Effective Time and (y) to discharge all such known liabilities, debts, obligations, and duties at or before the Effective Time.

      1.4. At the Effective Time (or as soon thereafter as is reasonably practicable), (a) the New Fund Share(s) issued pursuant to paragraph 5.7 shall be redeemed by New Fund at the subscription price therefor and (b) Old Fund shall distribute the New Fund Shares it receives pursuant to paragraph 1.1 to its shareholders of record, determined as of the Effective Time (each a "Shareholder"), in constructive exchange for their Old Fund Shares. Such distribution shall be accomplished by Trust's transfer agent's opening accounts on New Fund's share transfer books in the Shareholders' names and transferring such New Fund Shares thereto. Each Shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) New Fund Shares due that Shareholder. New Fund shall not issue certificates representing the New Fund Shares in connection with the Reorganization.

      1.5. When the New Fund Shares are distributed pursuant to paragraph 1.4, all outstanding Old Fund Shares, including any represented by certificates, shall be canceled on Old Fund's share transfer books. No redemption or repurchase of New Fund Shares credited to a Shareholder's account in respect of Old Fund Shares represented by unsurrendered share certificates shall be permitted until such certificates have been surrendered to Trust for cancellation or, if such certificates are lost or misplaced, lost certificate affidavits and/or such other documentation that is satisfactory to Trust or its transfer agent have been executed and delivered thereto.

      1.6. As soon as reasonably practicable after distribution of the New Fund Shares pursuant to paragraph 1.4, but in all events within twelve months after the Effective Time, Old Fund shall be terminated and any further actions shall be taken in connection therewith as required by applicable law.

      1.7. Any reporting responsibility of Old Fund to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

      1.8. Any transfer taxes payable on issuance of New Fund Shares in a name other than that of the registered holder on Old Fund's books of the Old Fund Shares constructively exchanged therefor shall be paid by the person to whom such New Fund Shares are to be issued, as a condition of such transfer.

2.    CLOSING AND EFFECTIVE TIME

      2.1. The Reorganization, together with related acts necessary to consummate the same ("Closing"), shall occur at Trust's principal office on the "Closing Date" (as defined in Section 2.5 of the agreement among Edgemont Asset Management Corporation ("Edgemont"), Lawrence Auriana, and Hans P. Utsch (each a "Seller") and Federated Investors, Inc. ("Federated") dated as of October 20, 2000, regarding Federated's acquisition of Edgemont's investment advisory business, as such agreement may be amended from time to time ("Acquisition Agreement")), or at such other place and/or on such other date as to which the Investment Companies may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the date thereof or at such other time as to which the Investment Companies may agree ("Effective Time").

      2.2. Old Fund shall deliver to Trust at the Closing a schedule of the Assets as of the Effective Time, which shall set forth the adjusted basis and holding period for federal income tax purposes, by lot, of all portfolio securities included therein and all other Assets. Old Fund's custodian shall deliver at the Closing a certificate of an authorized officer stating that (a) the Assets held by the custodian will be transferred to New Fund's custodian at the Effective Time (or as soon as is reasonably practicable thereafter) and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

      2.3. Old Fund's transfer agent shall deliver to Trust's transfer agent at the Closing a statement of an authorized officer thereof certifying that its records contain the names and addresses of the Shareholders and the number of outstanding Old Fund Shares owned by each Shareholder, all as of the Effective Time. Trust's transfer agent shall deliver at the Closing (or as soon as is reasonably practicable thereafter) a certificate as to the opening on New Fund's share transfer books of accounts in the Shareholders' names. Trust or its transfer agent shall issue and deliver a confirmation to Old Fund evidencing the New Fund Shares to be credited to Old Fund at the Effective Time or provide evidence satisfactory to Old Fund that such New Fund Shares have been credited to Old Fund's account on such books. At the Closing, each Investment Company shall deliver to the other bills of sale, checks, assignments, stock certificates, receipts, or other documents the other Investment Company or its counsel reasonably requests.

      Each Investment Company shall deliver to the other at the Closing a certificate executed in its name by a duly appointed officer in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement.

      Each Investment Company has delivered to the other on execution hereof a statement executed in its name by a duly appointed officer and addressed to the other ("Certificate"), and shall deliver a Certificate to the other at the Closing, certifying (as of the date hereof and the Effective Time, respectively) as to any exceptions to the representations contained in paragraphs 3.1.6., 3.1.7., 3.1.8., and 3.1.13. (in Old Fund's case) and 3.2.7. and 3.2.8. (in
Trust's case) or, if that is the case, the absence of any such exceptions.

3.    REPRESENTATIONS AND WARRANTIES

      3.1.  Old Fund represents and warrants as follows:

            3.1.1. Old Fund is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Maryland; it has the power to carry on its business as now being conducted and to carry out this Agreement; and its Articles of Incorporation and Articles of Amendment (collectively, "Articles of Incorporation") are on file with the Department of Assessments and Taxation of Maryland;

            3.1.2. Old Fund is duly registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect;

            3.1.3. All Old Fund Shares outstanding at the Effective Time will have been duly authorized and duly and validly issued and outstanding shares of Old Fund, fully paid and non-assessable;

            3.1.4. At the Closing, Old Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances; and on delivery and payment for the Assets, New Fund will acquire good and marketable title thereto;

            3.1.5. Old Fund's current prospectus and statement of additional information conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            3.1.6. Old Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, applicable law or any provision of its Articles of Incorporation or By-Laws or of any agreement, instrument, lease, or other undertaking to which it is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which it is a party or by which it is bound, except as otherwise disclosed in a Certificate by Old Fund accepted by Trust;

            3.1.7. Except as otherwise disclosed in a Certificate by Old Fund accepted by Trust, all material contracts and other commitments of or applicable to Old Fund (other than this Agreement and investment contracts, including options, futures, and forward contracts) will be terminated, or provision for discharge of any liabilities of Old Fund thereunder will be made, at or prior to the Effective Time, without either Fund's incurring any liability or penalty with respect thereto and without diminishing or releasing any rights Old Fund may have had with respect to actions taken or omitted to be taken by any other party thereto prior to the Closing;

            3.1.8. Except as otherwise disclosed in a Certificate by Old Fund accepted by Trust, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Old Fund's knowledge) threatened against Old Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business; and Old Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

            3.1.9. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Old Fund's board of directors; and, subject to approval by its shareholders, this Agreement constitutes a valid and legally binding obligation of Old Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

            3.1.10. At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by Old Fund's shareholders;

            3.1.11. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), the 1940 Act, or applicable state securities laws for the execution or performance of this Agreement by Old Fund, except for (a) the filing with the Securities and Exchange Commission ("SEC") of a registration statement by Trust on Form N-14 relating to the New Fund Shares issuable hereunder, and any supplement or amendment thereto ("Registration Statement"), including therein a prospectus/proxy statement, and (b) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

            3.1.12. On the effective date of the Registration Statement, at the time of the Shareholders' Meeting (as defined in paragraph 4.2), and at the Effective Time, the Registration Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Registration Statement made in reliance on and in conformity with information furnished by Trust or Federated for use therein;

            3.1.13. There are no Liabilities other than Liabilities disclosed or provided for in Old Fund's financial statements referred to in paragraph
      3.1.20 and Liabilities incurred by Old Fund in the ordinary course of its business subsequent to June 30, 2000, or otherwise disclosed in a Certificate by Old Fund accepted by Trust, none of which has been materially adverse to the business, assets, or results of Old Fund's operations;

            3.1.14. Old Fund qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; the Assets shall be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing; and Old Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

            3.1.15. The Liabilities were incurred by Old Fund in the ordinary course of its business and are associated with the Assets;

            3.1.16. Old Fund is not under the jurisdiction of a court in a "title 11 or similar case" (within the meaning of section 368(a)(3)(A) of the Code);

            3.1.17. Not more than 25% of the value of Old Fund's total assets (excluding cash, cash items, and U.S. government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of such assets is invested in the stock and securities of five or fewer issuers;

            3.1.18. During the five-year period ending on the Closing Date, neither Old Fund nor any person "related" (as defined in section 1.368-1(e)(3) of the Regulations without regard to section 1.368-1(e)(3)(i)(A) thereof) to Old Fund will have directly or through any transaction, agreement, or arrangement with any other person, (a) acquired Old Fund Shares with consideration other than Old Fund Shares, except for shares redeemed in the ordinary course of Old Fund's business as an open-end investment company as required by the 1940 Act, or (b) made distributions with respect to Old Fund Shares, except for (i) dividends qualifying for the deduction for dividends paid (as defined in section 561 of the Code) referred to in sections 852(a)(1) and 4982(c)(1)(A) of the Code and (ii) additional distributions, to the extent they do not exceed 50% of the value (without giving effect to such distributions) of the proprietary interest in Old Fund on the Closing Date;

            3.1.19. Old Fund's federal income and excise tax returns, and all applicable state and local tax returns, for all taxable years through and including the taxable year ended December 31, 1999, have been timely filed and all taxes payable pursuant to such returns have been timely paid;

            3.1.20. Old Fund's financial statements for the year ended December 31, 1999, and for the six months ended June 30, 2000, as delivered to Trust, fairly represent Old Fund's financial position as of such respective dates and the results of its operations and changes in its net assets for the respective period then ended; and

            3.1.21. As of the Effective Time, Old Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire Old Fund Shares.

      3.2. Trust represents and warrants as follows:

            3.2.1. Trust is a trust operating under a written declaration of trust, the beneficial interest in which is divided into transferable shares ("Business Trust"), that is duly organized and validly existing under the laws of the Commonwealth of Massachusetts; it has the power to carry on its business as now being conducted and to carry out this Agreement on behalf of New Fund; and a copy of its Amended and Restated Declaration of Trust ("Declaration of Trust") is on file with the Secretary of the Commonwealth of Massachusetts;

            3.2.2. Trust is duly registered as an open-end management investment company under the 1940 Act, and such registration is in full force and effect;

            3.2.3. Before the Effective Time, New Fund will be a duly established and designated series of Trust;

            3.2.4. New Fund has not commenced operations and will not do so until after the Closing; and before the Effective Time there will be no issued and outstanding shares in New Fund or any other securities issued by it, except as provided in paragraph 5.7;

            3.2.5. No consideration other than New Fund Shares (and New Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

            3.2.6. The New Fund Shares to be issued and delivered to Old Fund hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of New Fund, fully paid and non-assessable by Trust;

            3.2.7. New Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, applicable law or any provision of the Declaration of Trust or Trust's By-Laws or of any provision of any agreement, instrument, lease, or other undertaking to which New Fund is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which New Fund is a party or by which it is bound, except as otherwise disclosed in a Certificate by Trust accepted by Old Fund;

            3.2.8. Except as otherwise disclosed in a Certificate by Trust accepted by Old Fund, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Trust's knowledge) threatened against Trust or any of its properties or assets that, if adversely determined, would materially and adversely affect New Fund's financial condition or the conduct of its business; and Trust knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

            3.2.9. The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Trust's board of trustees (together with Old Fund's board of directors, the "Boards"); no approval of this Agreement by New Fund's shareholders is required under the Declaration of Trust, Trust's By-Laws, or applicable law; and this Agreement constitutes a valid and legally binding obligation of New Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

            3.2.10. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the 1934 Act, the 1940 Act, or applicable state securities laws for the execution or performance of this Agreement by Trust, except for (a) the filing with the SEC of the Registration Statement, (b) the filing with the SEC of an amendment to Trust's registration statement on Form N-1A, and (c) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

            3.2.11. On the effective date of the Registration Statement, at the time of the Shareholders' Meeting, and at the Effective Time, the Registration Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Registration Statement made in reliance on and in conformity with information furnished by Old Fund or any Seller for use therein;

            3.2.12. New Fund will be a "fund" as defined in section 851(g)(2) of the Code and will meet all the requirements to qualify for treatment as a RIC for its taxable year in which the Reorganization occurs;

            3.2.13. New Fund has no plan or intention to issue additional New Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does New Fund, or any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to New Fund, have any plan or intention to redeem or otherwise reacquire any New Fund Shares issued to the Shareholders pursuant to the Reorganization, except to the extent it is required by the 1940 Act to redeem any of its shares presented for redemption at net asset value in the ordinary course of that business;

            3.2.14. Following the Reorganization, New Fund (a) will continue Old Fund's "historic business" (within the meaning of section 1.368-1(d)(2) of the Regulations) and (b) will use a significant portion of Old Fund's "historic business assets" (within the meaning of section 1.368-1(d)(3) of the Regulations) in a business; and New Fund has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC;

            3.2.15. There is no plan or intention for New Fund to be dissolved or merged into another business trust or a corporation or any "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization; and

            3.2.16. Immediately after the Reorganization, (a) not more than 25% of the value of New Fund's total assets (excluding cash, cash items, and U.S. government securities) will be invested in the stock and securities of any one issuer and (b) not more than 50% of the value of such assets will be invested in the stock and securities of five or fewer issuers.

      3.3. Each Investment Company represents and warrants as follows:

            3.3.1. The fair market value of the New Fund Shares received by each Shareholder will be approximately equal to the fair market value of its Old Fund Shares constructively surrendered in exchange therefor;

            3.3.2. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

            3.3.3. Immediately following consummation of the Reorganization, the Shareholders will own all the New Fund Shares and will own such shares solely by reason of their ownership of Old Fund Shares immediately before the Reorganization;

            3.3.4. Immediately following consummation of the Reorganization, New Fund will hold the same assets -- except for assets distributed to shareholders who receive cash or other property -- and be subject to the same liabilities that Old Fund held or was subject to immediately prior to the Reorganization. Such excepted assets, together with the amount of all redemptions and distributions (other than regular, normal income and capital gain dividends) made by Old Fund immediately preceding the Reorganization, will, in the aggregate, constitute less than 1% of its net assets;

            3.3.5. None of the compensation received by any Shareholder who is an employee of or service provider to Old Fund will be separate consideration for, or allocable to, any of the Old Fund Shares held by such Shareholder; none of the New Fund Shares received by any such Shareholder will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the consideration paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services; and

            3.3.6. Neither Fund will be reimbursed for any expenses incurred by it or on its behalf in connection with the Reorganization unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) ("Reorganization Expenses").

4.    COVENANTS

      4.1. Old Fund covenants to operate its business in the ordinary course between the date hereof and the Closing, it being understood that such ordinary course will include declaring and paying customary dividends and other distributions and changes in operations contemplated by its normal business activities.

      4.2. Old Fund covenants to call a shareholders' meeting to consider and act on this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby ("Shareholders' Meeting").

      4.3. Old Fund covenants that the New Fund Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

      4.4. Old Fund covenants that it will assist Trust in obtaining information Trust reasonably requests concerning the beneficial ownership of Old Fund Shares.

      4.5. Old Fund covenants that its books and records (including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder) will be turned over to Trust at the Closing.

      4.6. Each Fund covenants to cooperate in preparing the Registration Statement in compliance with applicable federal and state securities laws.

      4.7. Each Fund covenants that it will, from time to time, as and when requested by the other Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the other Fund may deem necessary or desirable in order to vest in, and confirm to, (a) New Fund, title to and possession of all the Assets, and (b) Old Fund, title to and possession of the New Fund Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

      4.8. Subject to this Agreement, each Fund covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.

5.    CONDITIONS PRECEDENT

      Each Fund's obligations hereunder shall be subject to (a) performance by the other Fund of all its obligations to be performed hereunder at or before the Effective Time and (b) all representations and warranties of the other Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time. In addition, each Fund's obligations hereunder shall be subject to the further conditions set forth in paragraphs 5.1, 5.2, 5.3, and 5.6, Old Fund's obligations hereunder shall be subject to the further conditions set forth in paragraphs 5.4, 5.7, and 5.8, and New Fund's obligations hereunder shall be subject to the further condition set forth in paragraph 5.5, each such condition to be satisfied at or before the Effective Time:

      5.1. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by each Board and shall have been approved by Old Fund's shareholders in accordance with its Articles of Incorporation and By-Laws and applicable law.

      5.2. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and the SEC shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either Investment Company to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on either Fund's assets or properties, provided that either Investment Company may for itself waive any of such conditions.

      5.3. At the Effective Time, (a) no statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or governmental authority that prohibits or materially restricts consummation of the Reorganization and (b) there shall not be any suit, action, investigation, inquiry, or other proceeding instituted or pending by any foreign, federal, state, or local court, legislative body, administrative agency or commission, or other governmental authority or instrumentality that seeks to enjoin or otherwise prevent consummation of the transactions contemplated hereby.

      5.4. Old Fund shall have received an opinion of Dickstein Shapiro Morin & Oshinsky LLP, counsel to Trust, substantially to the effect that:

            5.4.1. New Fund is a duly established series of Trust, a Business Trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts with requisite power under the Declaration of Trust to own all its properties and assets and, to the knowledge of such counsel, to carry on its business as then being conducted;

            5.4.2. This Agreement has been duly authorized, executed, and delivered by Trust on behalf of New Fund; no approval of this Agreement by New Fund's shareholders is required under the Declaration of Trust, Trust's By-Laws, or applicable law; and assuming due authorization, execution, and delivery of this Agreement by Old Fund, this Agreement is a valid and legally binding obligation of Trust with respect to New Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

            5.4.3. The New Fund Shares to be issued and distributed to the Shareholders under this Agreement, assuming their due delivery as contemplated by this Agreement, will be duly authorized, validly issued and outstanding, and fully paid and non-assessable by Trust;

            5.4.4. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate the Declaration of Trust or Trust's By-Laws or any provision of any agreement (known to such counsel) to which Trust (with respect to New Fund) is a party or by which it is bound or (to the knowledge of such counsel) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Trust (with respect to New Fund) is a party or by which it is bound, except as set forth in such opinion or as otherwise disclosed in a Certificate by Trust accepted by Old Fund;

            5.4.5. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Trust (on behalf of New Fund) of the transactions contemplated herein, except those obtained under the 1933 Act, the 1934 Act, and the 1940 Act and those that may be required under state securities laws;

            5.4.6. Trust is registered with the SEC as an investment company under the 1940 Act, such registration is in full force and effect, and to the knowledge of such counsel no order has been issued or proceeding instituted to suspend such registration; and

            5.4.7. To the knowledge of such counsel, (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Trust (with respect to New Fund) and (b) Trust (with respect to New Fund) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects New Fund's business, except as set forth in such opinion or as otherwise disclosed in a Certificate by Trust accepted by Old Fund.

In rendering such opinion, such counsel may (1) rely, as to matters governed by the laws of the Commonwealth of Massachusetts, on an opinion of competent Massachusetts counsel reasonably acceptable to Old Fund, (2) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (3) limit such opinion to applicable federal and state law, and (4) define the word "knowledge" and related terms to mean the knowledge (without any independent inquiry or investigation) of attorneys then with such counsel who have devoted substantive attention to matters directly related to this Agreement and the Reorganization.

      5.5. Trust shall have received an opinion of Pepper Hamilton LLP, counsel to Old Fund, under the laws of the State of Maryland substantially to the effect that:

            5.5.1. Old Fund is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Maryland with requisite power under its Articles of Incorporation to own all its properties and assets and, to the knowledge of such counsel, to carry on its business as then being conducted;

            5.5.2. This Agreement (a) has been duly authorized, executed, and delivered by Old Fund and (b) assuming due authorization, execution, and delivery of this Agreement by Trust on behalf of New Fund, is a valid and legally binding obligation of Old Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

            5.5.3. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Old Fund's Articles of Incorporation or By-Laws or any provision of any agreement (known to such counsel) to which Old Fund is a party or by which it is bound or (to the knowledge of such counsel) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Old Fund is a party or by which it is bound, except as set forth in such opinion or as otherwise disclosed in a Certificate by Old Fund accepted by Trust;

            5.5.4. No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Old Fund of the transactions contemplated herein, except those obtained under the 1933 Act, the 1934 Act, and the 1940 Act and those that may be required under state securities laws;

            5.5.5. Old Fund is registered with the SEC as an investment company under the 1940 Act, such registration is in full force and effect, and to the knowledge of such counsel no order has been issued or proceeding instituted to suspend such registration; and

            5.5.6. To the knowledge of such counsel, (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Old Fund or any of its properties or assets and (b) Old Fund is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business, except as set forth in such opinion or as otherwise disclosed in a Certificate by Old Fund accepted by Trust.

In rendering such opinion, such counsel may (1) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (2) limit such opinion to applicable federal and state law, and (3) define the word "knowledge" and related terms to mean the knowledge (without any independent inquiry or investigation) of attorneys then with such counsel who have devoted substantive attention to matters directly related to this Agreement and the Reorganization.

      5.6. Each Investment Company shall have received an opinion of Kirkpatrick & Lockhart LLP, addressed to and in form and substance reasonably satisfactory to it, as to the federal income tax consequences mentioned below ("Tax Opinion"). In rendering the Tax Opinion, such counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement, which such counsel may treat as representations and warranties made to it, and in separate letters addressed to such counsel and the certificates delivered pursuant to paragraph 2.4. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

            5.6.1. New Fund's acquisition of the Assets in exchange solely for New Fund Shares and New Fund's assumption of the Liabilities, followed by Old Fund's distribution of those shares PRO RATA to the Shareholders constructively in exchange for their Old Fund Shares, will qualify as a reorganization within the meaning of section 368(a)(1)(F) of the Code, and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

            5.6.2. Old Fund will recognize no gain or loss on the transfer of the Assets to New Fund in exchange solely for New Fund Shares and New Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Shareholders in constructive exchange for their Old Fund Shares;

            5.6.3. New Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for New Fund Shares and its assumption of the Liabilities;

            5.6.4. New Fund's basis in the Assets will be the same as Old Fund's basis therein immediately before the Reorganization, and New Fund's holding period for the Assets will include Old Fund's holding period therefor;

            5.6.5. A Shareholder will recognize no gain or loss on the constructive exchange of all its Old Fund Shares solely for New Fund Shares pursuant to the Reorganization;

            5.6.6. A Shareholder's aggregate basis in the New Fund Shares to be received by it in the Reorganization will be the same as the aggregate basis in its Old Fund Shares to be constructively surrendered in exchange for those New Fund Shares, and its holding period for those New Fund Shares will include its holding period for those Old Fund Shares, provided the Shareholder held them as capital assets at the Effective Time; and

            5.6.7. For purposes of section 381 of the Code, New Fund will be treated as if there had been no Reorganization. Accordingly, the Reorganization will not result in the termination of Old Fund's taxable year, Old Fund's tax attributes enumerated in section 381(c) of the Code will be taken into account by New Fund as if there had been no Reorganization, and the part of Old Fund's taxable year before the Reorganization will be included in New Fund's taxable year after the Reorganization.

      5.7. Prior to the Closing, Trust's trustees shall have authorized the issuance of, and New Fund shall have issued, one or more New Fund Shares to Federated or an affiliate thereof to vote on the matters referred to in paragraph 5.8.

      5.7. Trust (on behalf of and with respect to New Fund) shall have entered into an investment advisory contract, a distribution plan pursuant to Rule 12b-1 under the 1940 Act, and other agreements necessary for New Fund's operation as a series of an open-end investment company (collectively, "agreements"). The material terms of such agreements, in the aggregate, shall not be materially less favorable with respect to the New Fund Shares than the terms thereof approved by Trust's trustees, including such of those trustees who are not "interested persons" thereof (as defined in the 1940 Act), at their meeting on October 19, 2000. In addition, each such agreement shall have been approved, to the extent required by law, by Federated or an affiliate thereof as New Fund's sole initial shareholder.

At any time before the Closing, either Investment Company may waive any of the foregoing conditions running in its favor (except that set forth in paragraph 5.1) if, in the judgment of its Board, such waiver will not have a material adverse effect on its Fund's shareholders' interests.

6.    BROKERAGE FEES AND EXPENSES

      6.1 Each Investment Company represents and warrants to the other that there are no brokers or finders entitled to receive any payments from either Investment Company in connection with the transactions provided for herein.

      6.2 Neither Fund will bear any Reorganization Expenses, which will be borne by the parties to the Acquisition Agreement as provided therein.

7.    ENTIRE AGREEMENT; NO SURVIVAL

      Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing.

8.    TERMINATION

      This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by Old Fund's shareholders:

       8.1 By either Fund (a) in the event of the other Fund's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Acquisition Agreement is terminated in accordance with
Section 8.1 thereof; or

       8.2  By the parties' mutual agreement.

In the event of termination  under paragraphs  8.1(c) or (d) or 8.2, there shall
be  no   liability   for   damages   on  the  part  of  either   Fund,   or  the
trustees/directors or officers of either Investment Company, to the other Fund.

9.    AMENDMENT

      This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by Old Fund's shareholders, in any manner mutually agreed on in writing by the parties; provided that following such approval no such amendment shall have a material adverse effect on the Shareholders' interests.

10.   MISCELLANEOUS

      10.1 This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts; provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.

      10.2 Nothing expressed or implied herein is intended or shall be construed to confer on or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

      10.3 Old Fund acknowledges that Trust is a Business Trust. This Agreement is executed by Trust on behalf of New Fund and by its trustees and/or officers in their capacities as such, and not individually. Trust's obligations under this Agreement are not binding on or enforceable against any of its trustees, officers, or shareholders but are only binding on and enforceable against New Fund's assets and property; and a trustee of Trust shall not be personally liable hereunder to Old Fund or its directors or shareholders for any act, omission, or obligation of Trust or any other trustee thereof. Old Fund agrees that, in asserting any rights or claims under this Agreement, it shall look only to New Fund's assets and property in settlement of such rights or claims and not to such trustees, officers, or shareholders.

      10.4 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each Investment Company and delivered to the other party hereto. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.

                                    THE KAUFMANN FUND, INC.




                                    By:
                                         -------------------------
                                          Hans P. Utsch
                                          President and Treasurer

                                    FEDERATED EQUITY FUNDS
                                      on behalf of its series,
                                      Federated Kaufmann Fund

                                    By:
                                         -------------------------
                                          Amanda J. Reed
                                          Assistant Secretary

                                    EXHIBIT B

                      PURCHASE, REDEMPTION AND EXCHANGE INFORMATION
                         FOR THE FEDERATED KAUFMANN FUND

WHAT DO SHARES COST?

When the Fund receives your transaction request in proper form (as described below) it is processed at the next calculated net asset value (NAV). NAV is determined at the end of regular trading (normally 4:00 p.m. Eastern time) each day the New York Stock Exchange (NYSE) is open. If the Fund purchases foreign securities that trade in foreign markets on days the NYSE is closed, the value of the Fund's assets may change on days you cannot purchase or redeem shares. The Fund generally values equity securities according to the last sale price in the market in which they are primarily traded (either a national securities exchange or the over-the-counter market).

Keep in mind that investment professionals may charge you fees for their services in connection with your share transactions.

HOW TO PURCHASE SHARES OF FEDERATED KAUFMANN FUND

You may purchase shares through an investment professional or directly from the Fund or through an exchange from another Federated mutual fund. The Fund reserves the right to reject any request to purchase or exchange shares.

THROUGH AN INVESTMENT PROFESSIONAL

o Submit your purchase order to the investment professional before the end of regular trading on the NYSE (normally 4:00 p.m. Eastern time). You will receive the next calculated NAV if the investment professional forwards the order to the Fund on the same day and the Fund receives payment within three business days. You will become the owner of Shares and receive dividends when the Fund receives your payment.

Investment professionals should send payments according to the instructions in the sections "By Wire" or "By Check."

DIRECTLY FROM THE FUND

o Send your payment to the Fund by Federal Reserve wire or check.

You will become the owner of shares and your shares will be priced at the next calculated NAV after the Fund receives your wire or your check. If your check does not clear, your purchase will be canceled and you could be liable for any losses or fees incurred by the Kaufmann Fund or Federated Shareholder Services Company, the Fund's transfer agent.

An institution may establish an account and place an order by calling the Kaufmann Fund and the shares will be priced at the next calculated NAV after the Fund receives the order.

BY WIRE Send your wire to:

  State Street Bank and Trust Company
  Boston, MA
  Dollar Amount of Wire

  ABA Number 011000028
  For Credit to BFDS account 99050874
  Federated Kaufmann Fund
  Fund Name and Number and Account Number

You cannot purchase Shares by wire on holidays when wire transfers are restricted.

BY CHECK

Make your check payable to THE FEDERATED FUNDS, note your account number on the check, and mail it to:

  Federated Kaufmann Fund
  P.O. Box 8331
  Boston, MA 02266-8331

If you send your check by a PRIVATE COURIER OR OVERNIGHT DELIVERY SERVICE that requires a street address, mail it to:

  Boston Financial Data Services
  c/o Federated Kaufmann Fund
  66 Brooks Drive
  Braintree, MA 02184

Payment should be made in U.S. dollars and drawn on a U.S. bank. The Fund will not accept third-party checks (checks originally payable to someone other than you or The Federated Funds).

BY SYSTEMATIC INVESTMENT PROGRAM

You may automatically purchase additional Shares on a regular basis by completing the Systematic Investment Program (SIP) section of the New Account Form or by contacting the Fund or your investment professional. The minimum investment amount for SIPs is $50.

BY AUTOMATED CLEARING HOUSE (ACH)

You may purchase  additional Shares through a depository  institution that is an
ACH  member.   This  purchase  option  can  be  established  by  completing  the appropriate sections of the New Account Form.

RETIREMENT INVESTMENTS

You may purchase Shares as retirement investments (such as qualified plans and IRAs or transfer or rollover of assets). Call your investment professional or the Fund for information on retirement investments. We suggest that you discuss retirement investments with your tax adviser. You may be subject to an annual IRA account fee.

HOW TO REDEEM AND EXCHANGE SHARES

You should redeem or exchange Shares:

o through an investment professional if you purchased shares through an investment professional; or

o directly from the Fund if you purchased shares directly from the Fund.

THROUGH AN INVESTMENT PROFESSIONAL

Submit your redemption or exchange request to your investment professional by the end of regular trading on the NYSE (normally 4:00 p.m. Eastern time). The redemption amount you will receive is based upon the next calculated NAV after the Fund receives the order from your investment professional.

DIRECTLY FROM THE FUND

BY TELEPHONE

You may redeem or exchange Shares by simply calling the Fund at 1-800-261-0555.

If you call before the end of regular trading on the NYSE (normally 4:00 p.m. Eastern time) you will receive a redemption amount based on that day's NAV.

BY MAIL

You may redeem or exchange Shares by mailing a written request to the Fund.

You will receive a redemption amount based on the next calculated NAV after the Fund receives your written request in proper form.

Send requests by mail to:

  Federated Kaufmann Fund
  P.O. Box 8331
  Boston, MA 02266-8331

If you send your check by PRIVATE COURIER OR OVERNIGHT DELIVERY SERVICE that requires a street address, mail to:

  Boston Financial Data Services
  c/o Federated Kaufmann Fund
  66 Brooks Drive
  Braintree, MA 02184

All requests must include:

o Fund Name and Share Class, account number and account registration;

o amount to be redeemed or exchanged; and

o signatures of all shareholders exactly as registered; and

o IF EXCHANGING, the Fund Name and Share Class, account number and account registration into which you are exchanging.

Call your investment professional or the Fund if you need special instructions.

SIGNATURE GUARANTEES Signatures must be guaranteed if:

o your redemption will be sent to an address other than the address of record;

o your redemption will be sent to an address of record that was changed within the last 30 days;

o a redemption is payable to someone other than the shareholder(s) of record; or

o IF EXCHANGING (TRANSFERRING) into another fund with a different shareholder registration.

A signature guarantee is designed to protect your account from fraud. Obtain a signature guarantee from a bank or trust company, savings association, credit union or broker, dealer, or securities exchange member. A NOTARY PUBLIC CANNOT PROVIDE A SIGNATURE GUARANTEE.

PAYMENT METHODS FOR REDEMPTIONS

Your redemption proceeds will be mailed by check to your address of record. The following payment options are available if you complete the appropriate section of the New Account Form or an Account Service Options Form. These payment options require a signature guarantee if they were not established when the account was opened:

o an electronic transfer to your account at a financial institution that is an ACH member; or

o wire payment to your account at a domestic commercial bank that is a Federal Reserve System member.

REDEMPTION IN KIND

Although the Fund intends to pay share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Fund's portfolio securities.

LIMITATIONS ON REDEMPTION PROCEEDS

Redemption proceeds normally are wired or mailed within one business day after receiving a request in proper form. Payment may be delayed up to seven days:

o to allow your purchase to clear;

o during periods of market volatility; or

o when a shareholder's trade activity or amount adversely impacts the Fund's ability to manage its assets.

You will not accrue interest or dividends on uncashed checks from the Fund even if those checks are undeliverable and returned to the Fund.

REDEMPTIONS FROM RETIREMENT ACCOUNTS

In the absence of your specific instructions, 10% of the value of your redemption from a retirement account in the Fund may be withheld for taxes. This withholding only applies to certain types of retirement accounts.

EXCHANGE PRIVILEGE

You may exchange Shares of Class K into Class A Shares of another Federated mutual fund. To do this, you must:

o ensure that the account registrations are identical;

o meet any minimum initial investment requirements; and

o receive a prospectus for the fund into which you wish to exchange.

An exchange is treated as a redemption and a subsequent purchase, and is a taxable transaction.

If you purchased Class K Shares after February 1, 1985, the current 0.20% redemption fee will continue to apply to redemptions and exchanges into other funds advised by Federated Investors.

The Federated Kaufman Fund may modify or terminate the exchange privilege at any time. The Federated Kaufman Fund's management or investment adviser may determine from the amount, frequency and pattern of exchanges that a shareholder is engaged in excessive trading that is detrimental to the Fund and other shareholders. If this occurs, the Federated Kaufman Fund may terminate the availability of exchanges to that shareholder and may bar that shareholder from purchasing other Federated mutual funds.

SYSTEMATIC WITHDRAWAL/EXCHANGE PROGRAM

You may automatically redeem or exchange Shares in a minimum amount of $100 on a regular basis. Complete the appropriate section of the New Account Form or an Account Service Options Form or contact your investment professional or the Fund. Your account value must meet the minimum initial investment amount at the time the program is established. This program may reduce, and eventually deplete, your account. Payments should not be considered yield or income.

ADDITIONAL CONDITIONS

TELEPHONE TRANSACTIONS

The Fund will record your telephone instructions. If the Fund does not follow reasonable procedures, it may be liable for losses due to unauthorized or fraudulent telephone instructions.

SHARE CERTIFICATES

The Fund does not issue share certificates.

ACCOUNT AND SHARE INFORMATION

CONFIRMATIONS AND ACCOUNT STATEMENTS

You will receive confirmation of purchases, redemptions and exchanges (except for systematic transactions). In addition, you will receive periodic statements reporting all account activity, including systematic transactions, dividends and capital gains paid.

DIVIDENDS AND CAPITAL GAINS

The Fund declares and pays any dividends annually to shareholders. Dividends are paid to all shareholders invested in the Fund on the record date. The record date is the date on which a shareholder must officially own Shares in order to earn a dividend.

In addition, the Fund pays any capital gains at least annually. Your dividends and capital gains distributions will be automatically reinvested in additional Shares without a sales charge, unless you elect cash payments.

If you purchase Shares just before a Fund declares a dividend or capital gain distribution, you will pay the full price for the Shares and then receive a portion of the price back in the form of a taxable distribution, whether or not you reinvest the distribution in Shares. Therefore, you should consider the tax implications of purchasing Shares shortly before the Fund declares a dividend or capital gain. Contact your investment professional or the Fund for information concerning when dividends and capital gains will be paid.

ACCOUNTS WITH LOW BALANCES

Due to the high cost of maintaining accounts with low balances, non-retirement accounts may be closed if redemptions or exchanges cause the account balance to fall below the minimum initial investment amount. Before an account is closed, you will be notified and allowed 30 days to purchase additional Shares to meet the minimum.

TAX INFORMATION

The Fund sends an annual statement of your account activity to assist you in completing your federal, state and local tax returns. Fund distributions of dividends and capital gains are taxable to you whether paid in cash or reinvested in the Fund. Dividends are taxable as ordinary income; capital gains are taxable at different rates depending upon the length of time the Fund holds its assets.

Fund distributions are expected to be primarily capital gains. Redemptions and exchanges are taxable sales. Please consult your tax adviser regarding your federal, state, and local tax liability.